SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Anthem, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 16, 2004

To Our Shareholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2004 Annual Meeting of Shareholders of Anthem, Inc. The meeting will be held at Anthem, Inc.’s principal executive offices at 120 Monument Circle, Indianapolis, Indiana, at 11:00 a.m. Indianapolis time on Monday, May 17, 2004.

In addition to voting on the matters described in this Proxy Statement, we will review the Company’s 2003 business results and discuss our plans for 2004 and beyond. There will be an opportunity to discuss matters of interest to you as a shareholder.

We hope many of our shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. If you are unable to attend, it is still important that your shares be represented and voted. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR YOU CAN VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy card will save the expense involved in further communications. Any shareholder attending the meeting may vote in person even if a proxy card has been returned.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or broker statement showing your beneficial ownership with you to the Annual Meeting.

We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

LARRY C. GLASSCOCK

Chairman of the Board, President and

Chief Executive Officer

ANTHEM, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 17, 2004

ANTHEM, INC.

120 Monument Circle

Indianapolis, IN 46204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	11:00 a.m. on Monday, May 17, 2004

PLACE	Anthem, Inc.
120 Monument Circle
Indianapolis, IN 46204

ITEMS OF BUSINESS	(1) To elect four members of the Board of Directors for three-year terms.

(2) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on March 19, 2004.

ANNUAL REPORT	Our 2003 Summary Annual Report, which is not a part of the proxy solicitation material, and our Annual Report on Form 10-K, which is our Annual Report to Shareholders, are enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying Proxy Statement. If you vote by telephone or on the Internet, you do not need to return your proxy card.

By Order of the Board of Directors

Nancy L. Purcell

Secretary

ANTHEM, INC.

120 Monument Circle

Indianapolis, IN 46204

PROXY STATEMENT

Annual Meeting of Shareholders

May 17, 2004

Purpose

This Proxy Statement is being furnished to shareholders on or about April 16, 2004 in connection with a solicitation by the Board of Directors of Anthem, Inc. (“Anthem”, the “Company”, “we”, “us” or “our”) of proxies to be voted at the Annual Meeting of Shareholders and any adjournments or postponements, to be held at 11:00 a.m., Indianapolis time, Monday, May 17, 2004, at our principal executive offices at 120 Monument Circle, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice. Shareholders will be admitted to the Annual Meeting at 10:00 a.m.

Record Date, Quorum and Vote Required

Record Date—At the close of business on March 19, 2004, the record date for the Annual Meeting, there were 138,467,283 shares of Common Stock of the Company outstanding and entitled to vote at the Annual Meeting.

Quorum—In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if 25% of the votes entitled to be cast on a matter are represented in person or by proxy.

Vote Required—You will have one vote for each share held. Proposal 1, Election of Directors, will be determined by the vote of a plurality of the votes cast on such election. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to Proposal 1, neither broker non-votes nor abstentions will affect the determination of whether the proposal will be approved.

Shareholders

Shares of the Company Common Stock may be held directly in your own name or may be held through a stockbroker, bank or other nominee in street name. Summarized below are some distinctions between shares held of record and those owned beneficially:

Shareholder of Record—If your shares are registered directly in your name with the Company’s transfer agent, Equiserve Trust Company, N. A., you are considered the shareholder of record with respect to those shares and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to vote in person at the Annual Meeting or to grant your voting proxy to the persons designated by us. We have enclosed a proxy card for you to use.

Beneficial Owner—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have received these proxy materials from your broker, bank or other nominee who is considered the shareholder of record with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to attend the Annual Meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction card for you to use. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor from the shareholder of record.

Employee Shareholder—If you participate in the Anthem 401(k) Long Term Savings Investment Plan and you hold Company Common Stock in your account, you may give voting instructions to the plan Trustee as to the number of shares of Common Stock equivalent to the interest in the Company Common Stock credited to your account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by May 13, 2004 at 12:00 Noon EDT. If you do not send instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. You may also revoke previously given voting instructions by May 13, 2004 at 12:00 Noon EDT, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee.

Voting

Whether you hold shares as a shareholder of record or as a beneficial owner you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders will have a choice of voting through the Internet or by telephone or completing a proxy card or instruction form and returning it in the enclosed postage-prepaid envelope. Please refer to the instructions below and on the accompanying proxy card or voting instruction card.

By Mail—You may vote by mail by signing and dating your proxy card or voting instruction card provided by your broker, bank or nominee and mailing it in the enclosed postage-prepaid envelope. If you provide specific voting instructions your shares will be voted as you instruct. If you sign and date your proxy card, but do not provide instructions, your shares will be voted for the election of each of the Company’s nominee directors listed on page 14 of this Proxy Statement.

If you sign and date your voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

By Internet—You may vote by Internet by going to http://www.eproxyvote.com/ath and following the instructions. You will need to provide the number contained in the grey box on your proxy card or voting instruction card. If you want to vote through the Internet, you must do so before 11:59 p.m. (EDT), May 16, 2004. If you vote on the Internet, you do not need to return your proxy card.

By Telephone—You may vote by touchtone telephone by calling (877) 779-8683. You will need to provide the number contained in the grey box on your proxy card or voting instruction card. If you want to vote by telephone, you must do so before 11:59 p.m. (EDT), May 16, 2004. If you vote by telephone, you do not need to return your proxy card.

Changing Your Vote

You may revoke your proxy at any time prior to the Annual Meeting. If you execute more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting you will be given the opportunity to revoke your proxy and vote in person.

Additional Matters

The Board has not received notice of, and knows of no matters, other than those described in the attached Notice of Annual Meeting of Shareholders, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy in accordance with their judgment on such matters.

Shareholder Proposals and Nominations for Next Year’s Annual Meeting

In order to be considered at the 2005 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws.

Shareholder Proposal—The By-Laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. Such proposals also will need to comply with the Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in the Company sponsored proxy materials if the shareholder would like the proposal to be so included.

Nomination of Candidate for Election as Director—The By-Laws provide that a shareholder may nominate a person for election to the Company’s Board of Directors, provided the shareholder is entitled to vote for the election of directors at the meeting and has given timely written notice of the nomination to the Secretary of the Company.

Timely Notice—In order to be timely, a shareholder’s notice must be delivered to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. The date by which shareholder proposals and nominations of candidates for elections as directors must be received by the Company for inclusion in proxy materials relating to the 2005 Annual Meeting of Shareholders is December 18, 2004.

Copy of By-Law Provisions—The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company’s By-Laws. You may contact the Corporate Secretary, Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204 for a copy of these relevant provisions of the Company’s By-Laws.

Annual Meeting Admission

Either an admission ticket or proof of ownership of Company Stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or you may request an admission ticket in advance by mailing a request, along with proof of your ownership of Company Stock, to Anthem Shareholders Services, 120 Monument Circle, Mail No. M3NF, Indianapolis, Indiana 46204.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Householding Notice

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This procedure is referred to as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of our Annual Report, Proxy Statement for our Annual Meeting of Shareholders, any proxy statement we file and deliver in connection with any other meeting of shareholders, any proxy statement combined with a prospectus or any information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card and Notice of Shareholders’ Meeting for each registered shareholder who shares your last name and lives at your home address.

If you object to householding or wish to revoke householding in the future, in order to receive individual copies of these documents, you may write or call our Corporate Secretary, Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana, 46204 or telephone (800) 985-0999. You can call the same number or write to the same address if you participate in householding but wish to receive a separate copy of these documents or to request householding if shareholders are receiving multiple copies of the annual report, proxy statement or information statement. You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date 30 days before the mailing date of the proxy statement for the prior year’s Annual Meeting of Shareholders. If you would like to opt out of householding for any other shareholders’ meeting that might be scheduled during a given calendar year, we will issue a press release notifying shareholders of the actual deadline for opting out of householding via either of the methods just described. If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. You may wish to receive documents electronically. We have included below instructions for consenting to electronic delivery. If you consent to electronic delivery, we will not be householding so you need not call the phone number above to object to householding. In addition, we have been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Electronic Delivery of Proxy Materials

One of our main goals is to maximize shareholder value. In addition to aligning our businesses to focus on the unique issues and needs of our customers, we are harnessing technology to maximize cost savings. As an alternative to receiving printed copies of proxy materials in future years, we offer shareholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future annual reports and proxy statements, you will help us reduce printing and postage costs.

To take advantage of this offer, please indicate your consent by following the instructions provided as you vote by Internet or go to the website http://www.eproxyvote.com/ath and follow the prompts. You must have access to a computer and the Internet and expect to have access in the future to be eligible. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one.

Each year you will receive an email message with information regarding the Internet web site containing the annual report and proxy statement and the Internet web site to vote your proxy online. If the email is returned undeliverable, our transfer agent will mail the annual report and proxy statement to your address of record. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

Your consent will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time by written notification to our Corporate Secretary, Anthem, Inc., at 120 Monument Circle, Indianapolis, Indiana, 46204, or at the Internet site http://www.eproxyconsent.com/ath.

Cost of Solicitation

We will bear the cost of the solicitation of proxies and have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. Georgeson will receive a fee of approximately $5,500 plus reasonable out-of-pocket expenses for this work. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking instruction with respect thereto. In addition, our directors, officers or other associates, without additional compensation, may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

GOVERNANCE OF THE COMPANY

We believe that the only results worth achieving are those achieved with integrity and a commitment to excellence.

Accordingly, we have long recognized the importance of and always placed a high priority upon having good corporate governance measures in place. We take great care to ensure that our measures align with the requirements of the Sarbanes-Oxley Act of 2002, the rules promulgated by the SEC and the listing standards of the New York Stock Exchange (“NYSE”).

We believe it is important to disclose to you a summary of our major corporate governance practices. Many of these practices have been in place for several years and predate our conversion to a public company. Others were recently adopted in response to regulatory and legislative changes.

Among the practices we adhere to are the following:

•	We have adopted Corporate Governance Guidelines, which are set forth in Appendix I and published on our website (www.anthem.com);

•	We also have published on our website the charter of each standing committee of the Board;

•	A majority of our Board is comprised of independent directors;

•	Only independent directors serve on the Audit, Compensation and Governance Committees;

•	Non-employee directors meet in executive session without management present at almost every Board meeting;

•	We have designated a presiding independent director of the Board;

•	The lead partner of the Company’s independent auditing firm is rotated at least every five years;

•	The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense; and

•	The Company’s board of directors, executive officers, associates and external business partners are governed by the Company’s Standards of Business Conduct.

We will continue to assess and refine our corporate governance practices and share them with you.

BOARD AND COMMITTEE MEMBERSHIP

As reflected in our Governance Guidelines, our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

As permitted by the rules of the NYSE, our Board has adopted categorical standards to assist it in making determinations of independence and whether or not a director has a material relationship with the Company. These standards are posted on our website at www.anthem.com under the Corporate Governance tab. Our Board has determined that each of the following directors meets these standards, has no material relationship with the Company, and is “independent” as defined by the NYSE listing standards: Susan B. Bayh, William B. Hart, Allan B. Hubbard, Victor S. Liss, L. Ben Lytle, William G. Mays, James W. McDowell, Jr., Donald W. Riegle, Jr., William J. Ryan, George A. Schaefer, Jr., John Sherman, Jr., Dennis J. Sullivan, Jr. and Jackie M. Ward.

During 2003, the Board held eleven meetings. At ten of the eleven meetings the Board met in executive session. During the period in 2003 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board and each committee on which he or she served.

There are five standing committees of the Board. From time to time, the Board, in its discretion, may form other committees. The table below provides membership information for each of the Board committees as of December 31, 2003.

Directors	Executive Committee	Audit Committee	Compensation Committee	Governance Committee	Planning Committee
Lenox D. Baker, Jr., M.D.					X
Susan B. Bayh	X				X
Larry C. Glasscock	X
William B. Hart		X
Allan B. Hubbard	X			X
Victor S. Liss	X	X
L. Ben Lytle	X				X
William G. Mays			X	X
James W. McDowell, Jr.			X	X
Donald W. Riegle, Jr.			X		X
William J. Ryan	X		X
George A. Schaefer, Jr.		X
John Sherman, Jr.		X
Dennis J. Sullivan, Jr.		X
Jackie M. Ward			X	X

Bold X Signifies Chairman of the Committee

Meetings and Committees of the Board of Directors

Set forth below are the primary responsibilities of each of the committees.

The Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board in its oversight of the Company’s accounting, financial reporting and internal audit controls and procedures. In its oversight of the Company’s financial statements and the independent audit thereof, the Committee is responsible for the selection, evaluation and, where deemed appropriate, replacement of the external auditors, and for the evaluation of the independence of the external auditors. The Committee is also responsible for the oversight of the Company’s Compliance Program and Standards of Business Conduct. See “Audit Committee Report.”

A copy of the Audit Committee Charter is attached as Appendix II to this Proxy Statement and is available on the Company’s website at www.anthem.com under the Corporate Governance tab.

The Audit Committee met seven times during 2003. At five of the seven meetings the Committee met separately with management, the senior vice president of internal audit and the independent auditors.

Members of the Audit Committee are: Victor S. Liss (Chairman), George A. Schaefer, Jr., William B. Hart, John Sherman, Jr. and Dennis J. Sullivan, Jr. The Board has determined that each of the members of the Audit Committee is “independent” as defined by the rules of the SEC and the NYSE listing standards. The Board has also determined that Mr. Liss is an “audit committee financial expert” as defined by the SEC’s rules and all other members of the Audit Committee are “financially literate” as defined by the NYSE listing standards.

The Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers, reviews and recommends to the Board the Company’s overall compensation policy and oversees the Company’s stock plans.

A copy of the Compensation Committee Charter is attached as Appendix III to this Proxy Statement and is available on the Company’s website at www.anthem.com under the Corporate Governance tab.

The Compensation Committee met five times during 2003. At one of the five meetings the Committee met in executive session without management.

Members of the Compensation Committee are: William J. Ryan (Chairman), William G. Mays, James W. McDowell, Jr. Senator Donald W. Riegle, Jr., and Jackie M. Ward. The Board has determined that each of the members of the Compensation Committee is “independent” as defined by the NYSE listing standards.

The Governance Committee

The Governance Committee assists the Board in discharging its responsibilities relating to Board composition and corporate governance by identifying and recommending individuals for nomination as members of the Board and developing and recommending to the Board a set of corporate governance principles.

A current copy of the Governance Committee Charter is attached as Appendix IV to this Proxy Statement and is available on the Company’s website at www.anthem.com under the Corporate Governance tab.

The Governance Committee met five times during 2003. At one of the five meetings the Committee met in executive session without management.

Members of the Governance Committee are: Allan B. Hubbard (Chairman), William G. Mays, James W. McDowell, Jr. and Jackie M. Ward. The Board has determined that each of the members of the Governance Committee is “independent” as defined by the NYSE listing standards.

Shareholder Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to Corporate Secretary, Anthem, Inc., 120 Monument Circle, Mail No. M3NF, Indianapolis, Indiana 46204.

For a description of the requirements regarding shareholder nominations and other proposals at annual meetings, see “Shareholder Proposals and Nominations for Next Year’s Annual Meeting” on page 3.

Director Qualifications

The Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess high personal values, judgment and integrity; have an understanding of our business and the regulatory and policy environment in which we operate; and have diverse experiences in key business, financial and other challenges that face a publicly held health benefits company. In particular, the Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies, entrepreneurial companies, and large companies, investment banking and banking industry experience, health care industry experience, public relations and mass marketing experience, accounting and audit experience, clinical health experience and technology and e-commerce experience. The candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. The foregoing qualifications will be applied by the Governance Committee to all candidates for nominees, including candidates submitted by shareholders.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers whether the vacancy should be filled and if so, various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance Committee. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

The Planning Committee

The Planning Committee reviews and monitors the Company’s annual operating plan, recommends strategies to achieve the strategic plan, and reviews integration plans for mergers, acquisitions and other corporate transactions.

A current copy of the Planning Committee Charter is attached as Appendix V to this Proxy Statement and is available on the Company’s website at www.anthem.com under the Corporate Governance tab.

The Planning Committee met two times during 2003.

Members of the Planning Committee are: Susan B. Bayh, (Chairman), Lenox D. Baker, Jr., M.D., L. Ben Lytle and Senator Donald W. Riegle, Jr.

The Executive Committee

Between meetings of the Board, the Executive Committee has and may exercise the powers and authority of the full Board.

A copy of the Executive Committee Charter is attached as Appendix VI to this Proxy Statement and is available on the Company’s website at www.anthem.com under the Corporate Governance tab.

The Executive Committee met three times during 2003. At all of the meetings the Executive Committee met in executive session without the Chief Executive Officer.

Members of the Executive Committee are: L. Ben Lytle (Presiding Director and Chairman), Larry C. Glasscock, Susan B. Bayh, Allan B. Hubbard, Victor S. Liss, and William J. Ryan.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to the Company’s Board at boardofdirectors@anthem.com. Communications that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Presiding Director. Individuals may also communicate with the Board by submitting a letter to the Corporate Secretary, Anthem, Inc. 120 Monument Circle, Mail No. M3NF, Indianapolis, IN 46204.

In addition, individuals may communicate with the Chairman of the principal committees by submitting an email to:

Chairman of the Audit Committee: auditchair@anthem.com

Chairman of the Compensation Committee: compensationchair@anthem.com

Chairman of the Governance Committee: governancechair@anthem.com

The process for collecting and organizing security holder communications, as well as similar or related activities, has been approved by a majority of the independent directors.

Board Attendance at Annual Meeting of Shareholders

The policy of the Company is that Board members attend each annual meeting of Shareholders. All members of the Board attended the 2003 Annual Meeting of Shareholders.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2003 Compensation Received by Non-Employee Directors1

Directors	Annual Board/ Committee Retainer ($)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Total Cash Compensation ($)	Stock Received[2] (#)	Securities Underlying Options (#)
Lenox D. Baker, Jr., M.D.	$20,210	$18,000	$3,600	$41,810	285	5,000
Susan B. Bayh	$25,210	$18,000	$7,200	$50,410	285	5,000
William B. Hart	$20,210	$18,000	$6,900	$45,110	285	5,000
Allan B. Hubbard	$25,210	$17,700	$10,800	$53,710	285	5,000
Victor S. Liss	$30,710	$9,000	$8,250	$69,638[3]	285	5,000
L. Ben Lytle	$96,580[4]	$18,000	$9,600	$124,180	1,107	5,000
William G. Mays	$23,210	$16,500	$9,600	$49,310	285	5,000
James W. McDowell, Jr.	$23,210	$18,000	$13,200	$54,410	285	5,000
Donald W. Riegle, Jr.	$18,210	$16,200	$9,720	$48,981[5]	285	5,000
William J. Ryan	$25,210	$18,000	$9,600	$52,810	285	5,000
George A. Schaefer, Jr.	$20,210	$16,500	$11,700	$48,810	285	5,000
John Sherman, Jr.	$20,210	$18,000	$12,900	$51,110	285	5,000
Dennis J. Sullivan, Jr.	$20,210	$16,500	$10,500	$81,329[6]	285	5,000
Jackie M. Ward	$20,210	$18,000	$12,000	$50,210	285	5,000

[1]	Employee directors are not paid a fee for their service as a director.
[2]	One-half of the annual retainer fees are paid in the Company’s Common Stock. Non-Employee Directors may also elect to receive all or a part of their other fees, including their remaining retainer, in the Company’s Common Stock.
[3]	Excludes $17,250 deferred pursuant to the Board of Directors Deferred Compensation Plan but does include $21,678 paid to Mr. Liss pursuant to the Board of Directors Deferred Compensation Plan.
[4]	The annual retainer fee for the Presiding Director is $140,000.
[5]	Excludes $4,851 deferred pursuant to the Board of Directors Deferred Compensation Plan.
[6]	Includes $34,118 paid to Mr. Sullivan pursuant to the Board of Directors Deferred Compensation Plan.

The compensation of our Non-Employee Directors is paid in the form of an annual retainer, meeting and chair fees and stock-based awards. Each Non-Employee Director receives:

•	an annual retainer fee of $40,000 (one-half in cash and one-half in Company Common Stock), paid in equal quarterly installments;

•	a meeting fee of $1,500 for attendance at each Board meeting;

•	a meeting fee of $1,500 for attendance at each Audit Committee meeting;

•	a meeting fee of $1,200 for attendance at each other standing or special committee meeting;

•	an additional annual retainer of $7,500 for the chairperson of the Audit Committee; and

•	an additional annual retainer $5,000 for each chairperson of the other standing committees.

Board of Directors Deferred Compensation Plan

Cash fees paid to directors may be deferred under the Board of Directors Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director. Cash fees deferred accrue interest at the same rate as in effect from time to time under the Deferred Compensation Plan for employees. Fees paid to directors in Company Common Stock may also be deferred under the Board of Directors Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director.

Board of Directors Equity Compensation and Stock Ownership Guidelines

In addition, the Board approved an annual grant of non-qualified stock options to purchase shares of Common Stock, with the exercise price to be equal to the fair market value of a share of stock on the date of grant, beginning in 2003, to each Non-Employee Director of 5,000 shares, and grants to new Non-Employee Directors upon their election to the Board, of an option for 10,000 shares, all of which options vest in three equal annual installments. Each director has an obligation to own three times the annual retainer fee in Company Common Stock at the end of a five year period commencing on the later of the date such director joined the Board or May 3, 2002.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2004, the number of shares of Common Stock of the Company beneficially owned by each of the Company’s directors, by each of the Company’s CEO and the Company’s four other most highly compensated executive officers, based on salary and bonus earned during 2003 (the “Named Executive Officers”), and by all directors and executive officers as a group. Except as otherwise indicated below, each individual owns such shares of Common Stock directly with sole investment and sole voting power.

Name	Position	Number of Shares Beneficially Owned	Percent of Class (if more than 1%)	Number of Shares Supplementally Owned[1]	Percent of Class (if more than 1%)
Larry C. Glasscock	Chairman of the Board, President and Chief Executive Officer	82,259[2]	*	45,000	*

Lenox D. Baker, Jr.	Director	70,739[3]	*	—	*

Susan B. Bayh	Director	5,504[4]	*	—	*

William B. Hart	Director	5,439[4]	*	65	*

Allan B. Hubbard	Director	5,504[4]	*	—	*

Victor S. Liss	Director	5,439[4]	*	65	*

L. Ben Lytle	Presiding Director	15,123[5]	*	—	*

William G. Mays	Director	5,539[4]	*	65	*

James W. McDowell, Jr.	Director	6,104[4]	*	—	*

Senator Donald W. Riegle, Jr.	Director	5,539[4]	*	65	*

William J. Ryan	Director	6,504[4]	*	—	*

George A. Schaefer, Jr.	Director	5,504[4]	*	—	*

John Sherman, Jr.	Director	30,501[6]	*	65	*

Dennis J. Sullivan, Jr.	Director	6,372[4]	*	32	*

Jackie M. Ward	Director	29,151[7]	*	65	*

David R. Frick	Executive Vice President and Chief Legal and Administrative Officer	22,468[8]	*	12,300	*

Michael L. Smith	Executive Vice President and Chief Financial and Accounting Officer	19,895[9]	*	12,300	*

Thomas G. Snead, Jr	President, Anthem Southeast	525,290[10]	*	—	*

Keith R. Faller	President, Anthem Midwest	19,280[11]	*	12,000	*

All current directors and executive officers as a group (26 persons)		932,208[12]	*		*

*	Less than 1%
[1]	For Named Executive Officers this number represents awards of restricted stock made in 2002. The restricted shares were awarded at $71.86 per share, the closing price on May 3, 2002. One-half of the restricted shares vest on December 31, 2004 and 2005 respectively. The Named Executive Officers have voting but not investment power over the shares of restricted stock shown as supplementally owned by them. For directors this number represents annual retainer paid in shares of Company Common Stock deferred by the director pursuant to the Anthem Board of Directors Deferred Compensation Plan. The directors do not have voting or investment power over the shares of Company Common Stock deferred.

[2]	Includes currently exercisable options to purchase 66,666 shares of Company Common Stock.
[3]	Includes currently exercisable options to purchase 33,667 shares of Company Common Stock
[4]	Includes currently exercisable options to purchase 5,000 shares of Company Common Stock.
[5]	Includes currently exercisable options to purchase 8,333 shares of Company Common Stock.
[6]	Includes currently exercisable options to purchase 26,091 shares of Company Common Stock.
[7]	Includes currently exercisable options to purchase 18,504 shares of Company Common Stock.
[8]	Includes currently exercisable options to purchase 16,666 shares of Company Common Stock.
[9]	Includes currently exercisable options to purchase 16,666 shares of Company Common Stock and 1,029 shares held in Mr. Smith’s 401(k) plan account.
[10]	Includes currently exercisable options to purchase 485,826 shares of Company Common Stock (resulting from the conversion of options to purchase Trigon Healthcare, Inc. shares of common stock at the time of the acquisition of Trigon by the Company) and 7,857 shares held in Mr. Snead’s 401(k) plan account.
[11]	Includes currently exercisable options to purchase 13,333 shares of Company Common Stock and 1,578 shares held in Mr. Faller’s 401(k) plan account.
[12]	Includes currently exercisable options to purchase 788,092 shares of Company Common Stock.

Under the Indiana demutualization law, for a period of five years following the effective date of the Anthem Insurance Companies, Inc. (“Anthem Insurance”) demutualization, no person may acquire beneficial ownership of 5% or more of the outstanding shares of the Company’s Common Stock without the prior approval of the Indiana Insurance Commissioner and the Board. The effective date of Anthem Insurance’s demutualization was November 2, 2001. The Indiana Insurance Commissioner has adopted rules under which, during this five year period, passive institutional investors could purchase 5% or more but less than 10% of the Company’s outstanding Common Stock with the prior approval of the Board and prior notice to the Indiana Insurance Commissioner. However, as of the date of this Proxy Statement, the Company is not aware that any shareholder beneficially owns 5% or more of the outstanding shares of the Company’s Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of fifteen directors divided into three classes containing five directors each. The term of one class of directors expires each year. Generally, each director serves until the Annual Meeting of Shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified.

Four directors are to be elected at the meeting because one director is retiring, each to hold office for a term to expire at the 2007 Annual Meeting of Shareholders and until his or her successor is elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Victor S. Liss, James W. McDowell, Jr., George A. Schaefer, Jr., and Jackie M. Ward. Each of the nominees for director is presently a director, has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

Vote Required

Election of directors will be determined by the vote of a plurality of the votes cast on such election.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION AS DIRECTORS OF VICTOR S. LISS, JAMES W. MCDOWELL, JR., GEORGE A. SCHAEFER, JR., AND JACKIE M. WARD.

Unless otherwise indicated below, the principal occupation of each director or nominee has been the same for the last five years. There is no family relationship between any of the directors or executive officers of the Company.

NOMINEES FOR DIRECTOR

Three-year term to expire at the 2007 Annual Meeting of Shareholders

Victor S. Liss, age 67, has been a director of the Company since 2001 and a director of Anthem Insurance from 1997 to May 2003. He was Chief Executive Officer of Trans-Lux Corporation (electronics) from 1993 until his retirement in April 2002. Mr. Liss continues to serve as Vice Chairman and a director of Trans-Lux Corporation and is a director of Honey Hill Care Center (nursing care facility), an advisory board member of Sacred Heart University and is a trustee of Norwalk Hospital in Norwalk, Connecticut.

James W. McDowell, Jr., age 62, has been a director of the Company since 2001 and a director of Anthem Insurance from 1993 to May 2003. He founded McDowell & Associates (business management consulting) in 1992 after serving as Chief Executive Officer of Dairymen, Inc. from 1980 to 1992. Mr. McDowell is a director of Fifth Third Bank, Kentucky, Navigator Telecommunications and Starsat (telecommunications) and also serves as Chairman of Heusen Hearing Institute. Mr. McDowell was Chairman of the Board of the former Blue Cross Blue Shield of Kentucky.

George A. Schaefer, Jr., age 58, has been a director of the Company since 2001 and a director of Anthem Insurance from 1995 to May 2003. He has been President and Chief Executive Officer of Fifth Third Bancorp since 1990. Mr. Schaefer is a director of Fifth Third Bancorp, Kenton County Airport and Ashland, Inc. (petroleum and chemical business) and is a trustee of the Board of the University of Cincinnati and the Children’s Hospital in Cincinnati, Ohio.

Jackie M. Ward, age 65, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Ms. Ward had served on the former Trigon Healthcare, Inc. Board of Directors from 1993 until its merger with the Company in July 2002. She was a founder and served as President, Chief Executive Officer and Chairman of Atlanta-based Computer Generation Incorporated (“CGI”) from 1970 to 2000. Since December 2000, Ms. Ward has served as outside managing director of Intec Telecom Systems, which purchased CGI. Ms. Ward is a director of Bank of America Corporation, Sanmina—SCI Corporation (manufacturer of electric components), Equifax, Inc. (information management), PRG-Schultz International, Inc. (recovery auditing and process improvement services), Flowers Foods, Inc. (distribution) and SYSCO Corporation (distribution).

DIRECTORS CONTINUING IN OFFICE

Term expiring at the Annual Meeting of Shareholders in 2005

Allan B. Hubbard, age 56, has been a director of the Company since 2001 and a director of Anthem Insurance from 1999 to May 2003. He has been President of E&A Industries (management company for various manufacturing companies) since 1993. From 1991 to 1992, Mr. Hubbard served as Deputy Chief of Staff to the Vice President of the United States. Mr. Hubbard is a director of the Indiana Chamber of Commerce, the Indiana Manufacturers Association, CHOICE Charitable Trust (educational assistance program), Medical Savings Insurance Company, Central Indiana Corporate Partnership, Foundation for Better Health and Park Tudor School.

William G. Mays, age 58, has been a director of the Company since 2001 and a director of Anthem Insurance from 1993 to May 2003. He has been President and Chief Executive Officer of Mays Chemical

Company, Inc. (chemical distribution) since 1980. Mr. Mays is a director of Vectren Corporation (gas and electric utility), First Indiana Corporation (bank holding company), United Way of Central Indiana, the Indianapolis Art Museum, the Indiana University Foundation and the National Minority Supplier Development Council.

Senator Donald W. Riegle, Jr., age 66, has been a director of the Company since 2001 and a director of Anthem Insurance from 1999 to May 2003. In April 2001, he joined APCO Worldwide as Chairman of APCO Government Affairs. From 1995 to 2001, he was Deputy Chairman of Shandwick International (global communications). He served in the U.S. Senate from 1976 through 1994 and in the U.S. House of Representatives from 1967 through 1975. Mr. Riegle is a director of Rx Optical (eye care and visual products), Tri-Union Development Corporation (oil and gas development company) and Stillwater Mining Company (mining company).

William J. Ryan, age 60, has been a director of the Company since 2001 and a director of Anthem Insurance from 2000 to May 2003. He has served as Chairman, President and Chief Executive Officer of Banknorth Group, Inc. since 1990. Mr. Ryan is a director Central Maine Power (utility company) and Maine Machine Products (manufacturing company) and a member of the board of advisors of the University of New England. Mr. Ryan is also a trustee of Colby College, Portland Museum of Art and the Libra Foundation. He served as Chairman of the Board of the former Blue Cross Blue Shield of Maine.

John Sherman, Jr., age 58, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Mr. Sherman had served on the former Trigon Healthcare, Inc. Board of Directors from 2000 until its merger with the Company in July 2002. He served as President and Chief Executive Officer of Scott & Stringfellow, Inc. (investment banking) from January 1996 to August 2002. Mr. Sherman is the Vice Chairman and director of Scott & Stringfellow and a director of Albemarle Corporation.

Term expiring at the Annual Meeting of Shareholders in 2006

Lenox D. Baker, Jr., M.D., age 62, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Dr. Baker had served on the former Trigon Healthcare, Inc. Board of Directors from 1985 until its merger with the Company in July 2002. He is a cardiac and thoracic surgeon, and has been President of the Mid-Atlantic Cardiothoracic Surgeons, Ltd., since 1979. Dr. Baker is a trustee of Johns Hopkins University and a member of the Board of Trustees of Johns Hopkins Medicine (which includes Johns Hopkins Hospital and Health System), as well as serving on the Board of Trustees of Episcopal High School and Hermitage Foundation Museum.

Susan B. Bayh, age 44, has been a director of the Company since 2001 and a director of Anthem Insurance from 1998 to May 2003. Mrs. Bayh has been a Distinguished Visiting Professor in the College of Business Administration at Butler University since 1994. She was a member of the International Joint Commission between the United States and Canada from 1994 to 2001. Mrs. Bayh is a director of Dendreon Corporation (biotechnology), Cubist Pharmaceuticals, Inc. (biotechnology), Curis, Inc. (biomedical), Emmis Communications Corporation (telecommunications), Golden State Foods (distributor), Dyax Corporation (biopharmaceutical company) and ebank (internet banking). Mrs. Bayh is also a member of the Board of Trustees of Butler University.

Larry C. Glasscock, age 55, has served as President and Chief Executive Officer and as a director of the Company since 2001 and as President and Chief Executive Officer and a director of Anthem Insurance since 1999. He joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and succeeded L. Ben Lytle as Chief Executive Officer upon Mr. Lytle’s retirement in October 1999. In May 2003 he became the Chairman of the Board of the Company. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January 1998 to April 1998. Mr. Glasscock was President and Chief Executive Officer of

Group Hospitalization and Medical Services, Inc., which did business as Blue Cross Blue Shield of the National Capital Area, from 1993 to January 1998 and oversaw its affiliation with Blue Cross Blue Shield of Maryland. Prior to moving to the health insurance industry, he served as President and Chief Operating Officer and a director of First American Bank, N.A. (Washington, DC) from 1991 until 1993 when the bank was sold. During 1991, Mr. Glasscock was President and Chief Executive Officer of Essex Holdings, Inc. (an Ohio-based capital investment firm). He also held various executive positions during his twenty-year tenure with Ameritrust Corporation, a Cleveland, Ohio bank holding company. Mr. Glasscock is a director of Zimmer Holdings, Inc. (orthopaedic industry).

William B. Hart, age 60, has been a director of the Company since 2001 and a director of Anthem Insurance from 2000 to May 2003. He was President of The Dunfey Group (capital consulting firm) from 1986 to 1998. Since 1999, he has been Chairman of the National Trust for Historic Preservation (philanthropic organization) and Mr. Hart is Treasurer of the American Academy in Rome (philanthropic foundation). Mr. Hart served as Chairman of the Board of the former Blue Cross Blue Shield of New Hampshire.

L. Ben Lytle, age 57, has been a director since 2001 and was the Chairman of the Board of the Company from 2001 to May 2003 at which time he became Chairman Emeritus and Presiding Director. He was a director of Anthem Insurance from 1987 to May 2003 and Chairman of the Board of Anthem Insurance from 1997 to May 2003. Mr. Lytle served as President of Anthem Insurance from March 1989 to April 1999 and as Chief Executive Officer of Anthem Insurance from March 1989 to October 1999, when he retired. He is an Executive-in-Residence at the University of Arizona School of Business, Adjunct Fellow and trustee of the American Enterprise Institute. Mr. Lytle is a director of Duke Realty Corporation (real estate investment firm), USI, Inc. (insurance broker), Healthx.com (privately held company providing internet services to small insurance companies) and Monaco Coach Corporation (manufacturer of motor coaches and recreational vehicles).

DIRECTOR RETIRING FROM OFFICE

Dennis J. Sullivan, Jr., age 72, has been a director of the Company since 2001 and a director of Anthem Insurance from 1995 to May 2003. He is an Executive Counselor for Dan Pinger Public Relations, a position he also held from April 1993 to September 2000. Mr. Sullivan served as interim President and Chief Executive Officer of Gaylord Entertainment Company from September 2000 to May 2001. He is a director of International Technegroup, Incorporated (technologies for concurrent product/manufacturing process development).

Under the Company’s current governance guidelines regarding retirement age, a director may not stand for re-election if he or she has attained the age of 70 prior to the annual meeting of shareholders at which he or she is nominated for election as a director. A director who attains the age of 70 during his or her term may continue as a director until his or her term ends. Mr. Sullivan attained the age of 70 during his term as a director and will continue as a director until his term ends at the 2004 Annual Meeting of Shareholders. Pursuant to the governance guidelines he will not stand for reelection and effective upon his retirement the size of the Board of Directors will be reduced by one to a total of fourteen.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2003. A representative of Ernst &Young LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Ernst & Young LLP will serve as the Company’s auditor through the closing of the pending merger with Wellpoint Health Networks Inc. In light of the pending merger with Wellpoint, the Audit Committee plans to select an independent auditor for the Company after the closing of the transaction.

INDEPENDENT AUDITORS’ FEES

Audit Fees

Fees paid to Ernst & Young LLP for the audit of the consolidated financial statements of Anthem, Inc., review of quarterly financial statements, insurance statutory audits, and review of registration statements and periodic reports filed with the Securities and Exchange Commission, and other accounting and reporting consultation were $2,970,533 and $2,710,098 in 2003 and 2002, respectively.

Audit-Related Fees

Fees paid to Ernst & Young LLP for employee benefit plan audits, due diligence related to the WellPoint Health Networks Inc. and Trigon Healthcare, Inc. mergers and other audit-related services were $942,120 and $372,240 in 2003 and 2002, respectively.

Tax Fees

Fees paid to Ernst & Young LLP for tax compliance, tax advice and tax planning, including consultation regarding the Trigon Healthcare, Inc. merger were $150,492 and $427,527 in 2003 and 2002, respectively.

All Other Fees

Fees paid to Ernst & Young LLP for business continuity planning and agreed upon procedures in connection with the Company’s compliance with certain agreements with the United States government were $52,048 and $182,012 in 2003 and 2002, respectively.

All services performed by Ernst & Young LLP and identified under Audit Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee and/or subsequent to adoption were approved pursuant to the Audit Committee Pre-Approval Policy. The Audit Committee did not approve any services pursuant to the de minimis exception set forth in 17 CFR 210.2-01(c)(2)(i)(C).

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee of the Board has adopted a policy concerning the pre-approval of audit and non-audit services (the “Policy”). Pursuant to the Policy, unless a type of service to be provided by the independent auditor has received a general pre-approval in connection with the audit engagement letter or related fees are less than $50,000, such service requires a specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated pre-approval to the Chairman of the Audit Committee for engagements of up to $500,000. The Chairman must report any pre-approval decisions to the Audit Committee at the next scheduled quarterly meeting of the Audit Committee. Procedures have been established which require all requests for pre-approval to be submitted to the Audit Committee or Chairman by both the independent auditor and the Chief Financial Officer, Corporate Controller or other designated officer.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five “independent directors” as that term is defined by the NYSE listing standards and SEC rules. The Board has determined that Mr. Liss is an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee operates under a written charter adopted by the Board which details the responsibilities of the Audit Committee.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent auditors. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), the Sarbanes-Oxley Act of 2002 and related SEC and NYSE rules. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee further discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent auditors, with and without management present to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

Audit Committee

Victor S. Liss, Chairman

William B. Hart

George A. Schaefer, Jr

John Sherman, Jr.

Dennis J. Sullivan, Jr.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position

Larry C. Glasscock	55	President, Chief Executive Officer and Chairman of the Board of Directors

David R. Frick	59	Executive Vice President and Chief Legal and Administrative Officer

Samuel R. Nussbaum, M.D.	55	Executive Vice President and Chief Medical Officer

Michael L. Smith	55	Executive Vice President and Chief Financial and Accounting Officer

Mark L. Boxer	44	Senior Vice President and Chief Strategy and Business Development Officer

Marjorie W. Dorr	41	President, Anthem East

Keith R. Faller	56	President, Anthem Midwest

Michael D. Houk	59	President, National Accounts

Caroline S. Matthews	44	Chief Operating Officer, Anthem Blue Cross and Blue Shield in Colorado and Nevada

John M. Murphy	52	President, Specialty Business

Jane E. Niederberger	44	Senior Vice President and Chief Information Officer

Thomas G. Snead, Jr.	50	President, Anthem Southeast

The following is biographical information for our executive officers:

Larry C. Glasscock See biographical information under “Directors Continuing in Office” at page 15.

David R. Frick has served as Executive Vice President and Chief Legal and Administrative Officer of the Company since 2001. He joined Anthem Insurance in 1995 as Executive Vice President and Chief Legal and Administrative Officer. Prior to joining Anthem Insurance, he served as a director. Mr. Frick was a partner at the law firm of Baker & Daniels from 1982 to 1995, and he was managing partner from 1987 to 1992. He was Deputy Mayor of the City of Indianapolis from 1977 to 1982. He is a director of Artistic Media Partners, Inc. (radio stations) and The National Bank of Indianapolis Corporation (bank holding company).

Samuel R. Nussbaum, M.D. has served as Executive Vice President and Chief Medical Officer of the Company since 2001. From 1996 to 2000, Dr. Nussbaum served both as Executive Vice President for Medical Affairs and System Integration at BJC Health System of St. Louis and as Chairman and Chief Executive Officer of Health Partners of the Midwest. Prior to that, Dr. Nussbaum was President and Chief Executive Officer of Physician Partners of New England, Senior Vice President for Health Care Delivery at Blue Cross Blue Shield of Massachusetts and a professor at Harvard Medical School.

Michael L. Smith has served as Executive Vice President and Chief Financial and Accounting Officer of the Company since 2001. He has been Executive Vice President and Chief Financial Officer of Anthem Insurance since 1999. From 1996 to 1998, Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a former Company subsidiary. He was Chairman, President and Chief Executive Officer of Mayflower Group, Inc. (transport company) from 1989 to 1995. He is a director of First Indiana Corporation (bank holding company), First Internet Bank of Indiana (internet banking), Finishmaster, Inc. (auto paint distribution) and Intermune, Inc., (biopharmaceutical).

Mark L. Boxer has served as Senior Vice President, Chief Strategy and Business Development Officer since May 2003. He held various executive positions since joining the Company in 2000. From 1996 to 2000, he was a Senior Vice President with CIGNA.

Marjorie W. Dorr has served as President of Anthem East since 2000. She has held numerous executive positions since joining Anthem Insurance in 1991, including Vice President of Corporate Finance; Chief Financial Officer of Anthem Casualty Insurance Group; President of Anthem Prescription Management, LLC; and Chief Operating Officer of Anthem Health Plans, Inc. in Connecticut.

Keith R. Faller has served as President of Anthem Midwest since 1997. He has held numerous executive positions since joining Anthem Insurance in 1970, including Senior Vice President for Customer Administration; President of Acordia of the South; Executive Vice President, Health Operations; Chief Executive Officer, Anthem Life Insurance Companies, Inc.; and President and Chief Executive Officer, Acordia Small Business Benefits, Inc.

Michael D. Houk has served as President of National Accounts for Anthem Insurance since 2000. He has held various executive positions since joining Anthem Insurance in 1979, including Vice President of Sales and President and Chief Executive Officer of Acordia of Central Indiana. He is a board member of Ball State University’s Entrepreneur Program and Consortium of Health Plans Program.

Caroline S. Matthews has served as Chief Operating Officer of Anthem Blue Cross and Blue Shield in Colorado and Nevada since 2000. She has held various executive positions since joining Anthem Insurance in 1988, including Vice President of Corporate Finance; Vice President of Planning and Administration for Information Technology; and Chief Operating Officer and Chief Financial Officer of Acordia of the South.

John M. Murphy has served as President, Specialty Business since 2000. He has held various executive positions since joining Anthem Insurance in 1988, including Vice President of Operations of Anthem Insurance; President and Chief Executive Officer of Anthem Life Insurance Company; and President and Chief Executive Officer of Acordia Senior Benefits, Inc. He is also a director of Ivy Tech Foundation.

Jane E. Niederberger has served as Senior Vice President and Chief Information Officer since 1999. She joined Anthem Insurance in 1997. From 1983 to 1996, she held various executive positions with Harvard Pilgrim Health Care.

Thomas G. Snead, Jr. has served as President of Anthem Southeast since the merger with Trigon Healthcare, Inc. in 2002. Mr. Snead had been Chief Executive Officer of Trigon from 1999 to 2002 and President and Chief Operating Officer from 1997 to 1999. He is also a director of LandAmerica Financial Group, Inc. (title insurance company).

The above information includes business experience during the past five years for each of the Company’s executive officers. Executive officers of the Company serve at the discretion of the Board of Directors. There is no family relationship between any of the directors or executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the SEC. Such persons also are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2003, our executive officers, directors, and greater than 10% shareholders complied with all applicable filing requirements.

STANDARDS OF BUSINESS CONDUCT

The Company has adopted Standards of Business Conduct (the “Code”) for directors, management and other associates of the Company. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. The Code is posted on the Company’s web site at www.anthem.com under the Corporate Governance tab.

Everyone is expected to act in accordance with the requirements of the Code. Waivers of the Code for any director, the chief executive officer, the chief financial officer and other executive officers may only be made by the Board or by a Board committee composed of independent directors. Any such waiver and any amendment to the Code will be posted on the Company web site at www.anthem.com under the Corporate Governance tab and otherwise disclosed as required by law. During fiscal year 2003 there were no waivers of the Code for any director, the chief executive officer, the chief financial officer or any other executive officer of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company’s last three years to the Company’s Named Executive Officers.

Long Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary $	Bonus $[1]	Other Annual Compensation $[2]	Restricted Stock Awards[3]	Securities Underlying Options/ SARs (#)	LTIP Payouts $[4]	All Other Compensation $[5]
Larry C. Glasscock President and Chief Executive Officer	2003 2002 2001	$1,040,000 980,000 900,000	$2,311,845 2,352,000 2,160,000	$273,006 197,877 100,880	$21,243,000 3,233,700 0	200,000 200,000 0	$21,243,000 0 12,431,458	$101,868 94,262 83,213

David R. Frick Executive Vice President and Chief Legal and Administrative Officer	2003 2002 2001	$500,000 475,000 410,000	$740,976 760,000 691,000	$65,386 56,425 73,039	$8,060,700 883,878 0	50,000 50,000 0	$8,060,700 0 6,356,634	$37,778 33,932 32,820

Michael L. Smith Executive Vice President and Chief Financial and Accounting Officer	2003 2002 2001	$500,000 475,000 410,000	$740,976 760,000 656,000	$126,165 101,953 82,820	$8,060,700 883,878 0	50,000 50,000 0	$8,060,700 0 4,214,884	$37,756 33,905 30,038

Keith R. Faller President, Anthem Midwest	2003 2002 2001	$500,000 465,000 400,000	$777,720 744,000 640,000	$139,044 114,957 80,870	$5,958,225 862,320 0	40,000 40,000 0	$5,958,225 0 3,781,110	$37,254 33,071 26,375

Thomas G. Snead, Jr.[6] President, Anthem Southeast	2003 2002 2001	$500,000 351,442 0	$777,720 425,000 0	$3,418,864 4,055,731 0	$2,182,500 0 0	40,000 0 0	$2,182,500 765,000 0	$137,100 48,507 0

[1]	The amounts in this column represent the Annual Incentive Plan awards earned during the specified year, which are paid in the following year. The amounts shown for 2001 also include any discretionary bonuses paid in 2001.

[2]	For 2003: Mr. Glasscock received $42,000 in cash and $10,000 in reimbursements as part of the Directed Executive Compensation Program and $26,124 in legal expenses, which were paid for by the Company. None of the other Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of their total salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($107,956), Mr. Frick ($43,191), Mr. Smith ($9,985) and Mr. Faller ($38,810) and the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($86,926), Mr. Frick ($22,195), Mr. Smith ($116,179) and Mr. Faller ($100,233). Amounts for Mr. Snead include non-compete payments as a result of the merger with Trigon Healthcare, Inc. ($2,548,921), Tax Code Section 280G excise taxes and tax gross-ups paid by the Company ($867,625) and Medicare tax gross-up on the Trigon 401(k) Restoration Plan Company matching contributions ($2,318).
For 2002: Mr. Glasscock received $42,000 in cash and $13,001 in reimbursements as part of the Directed Executive Compensation Program. None of the other named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($72,715), Mr. Frick ($38,358), Mr. Smith ($7,378) and Mr. Faller ($33,363) and the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($70,161), Mr. Frick ($18,067), Mr. Smith ($94,575), and Mr. Faller ($81,594). Amounts for Mr. Snead include non-compete payments as a result of the merger with Trigon Healthcare, Inc. ($2,340,682), Tax Code Section 280G excise taxes and tax gross-ups paid by the Company ($1,714,055) and Medicare tax gross-up on the Trigon 401(k) Restoration Plan Company matching contributions ($994).
For 2001: None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their salary and bonus. Amounts include the above-market portion of interest paid on the deferred compensation for Mr. Glasscock ($5,267), Mr. Frick ($33,997), Mr. Smith ($614) and Mr. Faller ($3,174). The above market interest paid on deferred compensation was reported incorrectly in the 2001 Proxy Statement based on an error in calculating the above market interest paid. The amounts have been reduced in this Proxy Statement to properly reflect the above market interest paid. Amounts include the above-market portion of interest paid on the deferred long-term incentive payments for Mr. Glasscock ($95,613), Mr. Frick ($39,042), Mr. Smith ($82,206) and Mr. Faller ($77,696).
[3]	For 2003: No restricted stock grants were made to the Named Executive Officers in 2003, however, pursuant to the 2001 LTIP for the 2001-2003 performance period, an award in restricted stock was granted to Mr. Glasscock, Mr. Frick, Mr. Smith, Mr. Faller and Mr. Snead. In 2004, Mr. Glasscock was awarded 232,189 shares, Mr. Frick was awarded 88,104 shares, Mr. Smith was awarded 88,104 shares, Mr. Faller was awarded 65,124 shares and Mr. Snead was awarded 23,855 shares. The restricted shares were awarded at $91.49 per share, the closing price of the Company’s common stock on the NYSE on April 2, 2004. The awards were made in 2004 pursuant to the terms of the 2001 LTIP. One-half of the restricted stock will vest on April 2, 2005 and April 2, 2006, respectfully. The Company currently has no plans to pay dividends on the restricted stock.
For 2002: A special recognition award was made in restricted stock to Mr. Glasscock, Mr. Frick, Mr. Smith and Mr. Faller. Mr. Glasscock was awarded 45,000 shares, Mr. Frick was awarded 12,300 shares, Mr. Smith was awarded 12,300 shares and Mr. Faller was awarded 12,000 shares. The restricted shares were awarded at $71.86 per share, the closing price of the Company’s common stock on the NYSE on May 3, 2002. One-half of the restricted stock will vest on December 31, 2004 and December 31, 2005, respectfully. The Company currently has no plans to pay dividends on the restricted stock.
For 2003: At December 31, 2003, Mr. Glasscock held 45,000 shares of restricted stock valued at $3,375,000; Mr. Frick held 12,300 shares of restricted stock valued at $923,000; Mr. Smith held 12,300 shares of restricted stock valued at $923,000 and Mr. Faller held 12,000 shares of restricted stock valued at $900,000.
[4]	Except as otherwise noted, the amounts in this column represent Long-Term Incentive Plan payouts earned in the year indicated for prior performance cycles but not paid until the following year.

For 2003: Amounts represent awards earned for the 2001-2003 performance period under the 2001 LTIP but not paid until 2004.
For 2002: The amount for Mr. Snead represents the payout received in 2003 for the Trigon 2000-2002 Long-Term Incentive Plan.
For 2001: Amounts include the Long-Term Incentive Plan payout received or deferred in 2001 for a three year performance period 1998- 2000.
[5]	The amounts in this column represent matching contributions under the Company’s 401(k) and Deferred Compensation Plans.
[6]	Mr. Snead was appointed President of Anthem Southeast, effective August 1, 2002, as a result of the merger of the Company and Trigon which was completed July 31, 2002. Mr. Snead had previously been the Chairman and CEO of Trigon.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information about stock options granted to the Named Executive Officers in fiscal year 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term [4]
Name	Number of Securities Underlying Options/SARs Granted (#)[1,2]	% of Total Options Granted to Employees in Fiscal Year [3]	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Larry C. Glasscock	200,000	11.1%	$71.70	05/12/2013	$9,018,349	$22,854,267
David R. Frick	50,000	2.8%	$71.70	05/12/2013	$2,254,587	$5,713,567
Michael L. Smith	50,000	2.8%	$71.70	05/12/2013	$2,254,587	$5,713,567
Keith R. Faller	40,000	2.2%	$71.70	05/12/2013	$1,803,670	$4,570,853
Thomas G. Snead, Jr.	40,000	2.2%	$71.70	05/12/2013	$1,803,670	$4,570,853

[1]	No stock appreciation rights were granted in 2003.
[2]	For each of the Named Executive Officers options were granted as of May 12, 2003 as part of the Anthem 2001 Stock Incentive Plan, and vest in equal annual installments over three years beginning May 12, 2004. All options were granted at an exercise price equal to the fair market value based on the closing market value of the Company’s Common Stock on the NYSE on the date of grant.
[3]	Based on an aggregate of 1,809,750 options granted to associates during fiscal year 2003.
[4]	The dollar amounts under these columns are assumed rates of appreciation only, based on the rules set by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the price of the Company’s Common Stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of the Company’s Common Stock and the continued employment of the option holder throughout the vesting period. Accordingly the potential realizable values set forth in this table may not be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information about exercises by the Named Executive Officers during fiscal year 2003 and the stock options held by the Named Executive Officers at fiscal year end. No SARs were exercised or outstanding in fiscal year 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- The-Money Options at Fiscal Year-End ($)[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry C. Glasscock	0	$0	66,666	333,334	$209,331	$1,078,669
David R. Frick	0	0	16,666	83,334	52,331	269,669
Michael L. Smith	0	0	16,666	83,334	52,331	269,669
Keith R. Faller	0	0	13,333	66,667	41,867	215,733
Thomas G. Snead	235,000	10,753,329	500,826	40,000	22,820,622	132,000

[1]	In accordance with SEC rules, the value at fiscal year-end is calculated as the difference between (i) the aggregate trading price of the Company’s Common Stock on the NYSE on December 31, 2003 ($75.00) of all shares subject to the options, and (ii) the aggregate option price. The actual amount realized from unexercised options is dependent upon the price of the Company’s Common Stock at the time the shares obtained upon exercise of such options are sold and, as to unexercisable options, whether restrictions of such options lapse.

ANTHEM COMPENSATION PLANS

Anthem Annual Incentive Plan

Under the Anthem Annual Incentive Plan (the “AIP”), associates are eligible to receive cash awards based upon the achievement of performance measures established by the Compensation Committee. Such cash awards are stated as a percentage of salary payable to the eligible associates, with a range of targets from 5% to 120%. Actual amounts payable are adjusted up or down for performance at or above targeted levels of performance, with a threshold award of 50% of target if minimum results are achieved and a maximum award of 200% of target if maximum results are achieved. Amounts payable under the AIP were paid during 2004, the year immediately following the performance year and were payable only upon approval of the Compensation Committee. An associate must have been employed before October 1, 2003 in order to receive a payment under the AIP. Also, associates must have been actively employed by the Company on the last business day of the plan year to receive an award. In the event of a death, disability or an approved retirement of an associate, a prorated amount may be payable in accordance with administrative guidelines.

Anthem 2001 Long-Term Incentive Plan

The Anthem 2001 Long-Term Incentive Plan (the “2001 LTIP”) was established prior to the Company’s initial public offering in November 2001. Senior executives, as were recommended by the CEO and approved by the Compensation Committee, were participants in the 2001 LTIP. The 2001 LTIP operated during successive three-year periods. Senior executives who were actively employed by the Company on the last business day of the period could receive an award. Under the 2001 LTIP, the Compensation Committee established performance goals for the Company at the beginning of each three-year performance period, which include specific strategic objectives such as growth in net income, operating margin and comparison of performance against peer companies. At the end of the period, the Compensation Committee judged the performance of the Company against the established goals. For each participant, a target award was established from 30% to 150% of the annual base salary for each year of the three-year period. Actual amounts payable were adjusted up or down for performance above or below targeted levels of performance with an expected threshold award of 50% of target if minimum results were achieved. Awards under the 2001 LTIP in each three-year period became payable upon approval of the Compensation Committee and were paid in the year immediately following the end of the period, with the executive having the option to defer payment.

For the three year performance period January 1, 2001 to December 31, 2003, there was no maximum limitation on the amount of payout under the 2001 LTIP. As a result of the Company’s performance during such period as compared to our peers and goals previously established by the Compensation Committee, payouts in 2004 were approximately 9.7 times the estimated Target Award for each Named Executive Officer. The payout amounts (50% in Restricted Common Stock vesting in two equal annual installments commencing April 2005 and 50% in cash paid in 2004) were as follows: Mr. Glasscock ($42,486,000), Mr. Frick ($16,121,400), Mr. Smith ($16,121,400), Mr. Faller ($11,916,450) and Mr. Snead ($4,365,000).

Since the shareholders approved the Anthem Incentive Program at the Annual Meeting of Shareholders on May 12, 2003, the 2001 LTIP terminated after completion of the 2001-2003 performance period and payout of any awards in 2004. The amount of the payout was determined after the end of fiscal year 2003.

Anthem Long-Term Incentive Plan

The Anthem Long-Term Incentive Plan (the “LTIP”) was approved by the Board on January 27, 2003 as part of the Anthem Incentive Program and approved by the shareholders at the 2003 Annual Meeting of Shareholders on May 12, 2003. The first awards under the LTIP were granted beginning in January 2004.

Senior executives, as are recommended by the CEO and approved by the Compensation Committee, are participants in the LTIP. Generally, senior executives must be actively employed by the Company on the last business day of the performance period to receive an award, provided, however, if the individual is not actively employed at the end of the performance period due to retirement, death or disability, the individual (or his or her beneficiary) is entitled to a pro rata amount of the award.

Under the LTIP, the Compensation Committee establishes performance goals related to performance criteria for the Company at the beginning of each performance period, such as asset growth; combined net worth; debt to equity ratio; earnings per share; revenue; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue, or assets; medical loss ratio; number of policyholders or insureds; quality of service metrics; customer service metrics; productivity; administrative expense management; or improved health of members. At the end of the performance period, the Compensation Committee judges the performance of the Company against the established goals. For each participant, a target award is established from 30% to 150% of the annual base salary for each year of the performance period. Actual amounts payable are adjusted up or down for performance above or below targeted levels of performance with an expected threshold award of 50% of target if minimum results are achieved.

Awards under the LTIP in each performance period become payable upon approval of the Compensation Committee and are paid in the year immediately following the end of the performance period, with the executive having the option to defer payment. Awards may relate to, and upon vesting be paid in the form of non-restricted stock, restricted stock, cash or partly in non-restricted stock and/or restricted stock and partly in cash, as the Compensation Committee may determine. Any use of non-restricted stock or restricted stock will be made through the Anthem 2001 Stock Incentive Plan. Payment of any award or portion thereof regardless whether vested (other than deferred vested awards) to a participant requires the participant to refrain from engaging in any activity which is competitive with the Company. In the event of a change of control of the Company, an amount may be payable at the discretion of the Compensation Committee.

The table below provides information concerning estimated target awards for the 2004 year depending upon achievement of the performance goals.

Long-Term Incentive Plan

		Estimated Future Payouts under Non-Stock Price-Based Plan
Name	Performance Period [1]	Threshold	Target	Maximum
Larry C. Glasscock	2004	$780,000	$1,560,000	$3,120,000
David R. Frick	2004	300,000	600,000	1,200,000
Michael L. Smith	2004	300,000	600,000	1,200,000
Keith R. Faller	2004	225,000	450,000	900,000
Thomas G. Snead, Jr.	2004	225,000	450,000	900,000

[1]	The Compensation Committee has established a one year performance period as a transition because of the pending merger with WellPoint Health Networks Inc.

Anthem 2001 Stock Incentive Plan

The Company adopted the Anthem 2001 Stock Incentive Plan as amended and restated on January 1, 2003 (the “Stock Plan”), to promote the interests of the Company and its shareholders and to further align the interests of the Company’s associates with its shareholders. Directors, executives and associates, as selected by the Compensation Committee, participate in the Stock Plan. The Compensation Committee administers the Stock Plan and has discretion to determine whether to grant incentive awards, the types of incentive awards to grant and any requirements and restrictions relating to incentive awards. The Stock Plan is an omnibus plan, which allows for the grant of stock options, stock, restricted stock, phantom stock, stock appreciation rights and performance awards. The Committee is also authorized to grant shares of restricted and unrestricted Common Stock in lieu of obligations to pay cash under other plans and compensatory arrangements including the AIP, the 2001 LTIP and the LTIP.

The Stock Plan reserves for issuance 18,000,000 shares of the Company’s Common Stock for incentive awards to associates and Non-Employee Directors. In addition, 2,000,000 shares have been reserved solely for issuance under grants of stock options to substantially all of the Company’s associates (and for issuance under similar grants that may be made to new associates) other than executive officers participating in the Company’s LTIP. Options covering 1,479,000 of these shares were granted to substantially all associates at the time of the initial public offering. If any grant is for any reason canceled, terminated or otherwise settled without the issuance of some or all of the shares of Common Stock subject to the grant, such shares will be available for future grants.

Trigon Stock Incentive Plans

The Trigon 1997 Stock Incentive Plan and the Trigon Non-Employee Directors Stock Incentive Plan (the “Plans”) were approved by its shareholders on April 16, 1997 and February 19, 1997, respectively. Under the 1997 Stock Incentive Plan, employees of Trigon received equity-based compensation, including performance awards, restricted stock, performance stock, options and stock appreciation rights. Under the Trigon Non-Employee Directors Stock Incentive Plan, Non-Employee Directors received options to purchase Trigon Common Stock. Upon the approval by the shareholders of Trigon of the merger agreement by and among the Company, AI Sub Acquisition Corp. and Trigon dated April 28, 2002 (the “Merger”), the stock options under the Plans became vested and fully exercisable. At the completion of the Merger each Trigon employee or director stock option outstanding under the Plans was converted into fully vested options to purchase the Company’s Common Stock. All other terms of the Trigon stock options remained unchanged after the conversion. The

Company assumed Trigon’s obligations with respect to the stock options that were converted into Company options. No additional equity–based compensation may be issued from the Plans.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is intended to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the “ Tax Code”) and to provide a means by which to encourage and assist associates in acquiring a stock ownership interest in the Company. The Company implemented the Stock Purchase Plan in June 2002. The Stock Purchase Plan is administered by the Compensation Committee, and the Committee has complete discretion to interpret and administer the Stock Purchase Plan and the rights granted under it. Any associate of the Company is eligible to participate, as long as such associate’s customary employment is more than 20 hours per week, more than five months in a calendar year, and the associate does not own stock totaling 5% or more of the voting power or value of the Company. No associate will be permitted to purchase more than $25,000 worth of stock in any calendar year. This value is determined based on the fair market value of the stock on the first trading day of the plan quarter, regardless of the fact that the number of shares purchased may be based on the value on the last trading day of the plan quarter. The Stock Purchase Plan reserves for issuance and purchase by associates of 3,000,000 shares of stock.

Associates become participants by electing payroll deductions from 1% to 15% of gross compensation. Payroll deductions are accumulated during each plan quarter and applied toward the purchase of stock on the last trading day of each plan quarter. Once purchased, the stock is accumulated in the associate’s investment account. The purchase price per share equals 85% (or such higher percentage as may be set by the Compensation Committee) of the lower of the fair market value of a share of Common Stock on (i) the first trading day of the plan quarter, or (ii) the last trading day of the plan quarter.

Securities Authorized for Issuance under Equity Compensation Plans

Securities authorized for issuance under the Company’s equity compensation plans at December 31, 2003 are as follows:

Plan Category[1]	Number of securities to be issued upon exercise of outstanding options [2]	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans [3]
Equity compensation plans approved by security holders	4,171,605	$64.05	17,881,687

[1]	The Company has no equity compensation plans not approved by security holders.
[2]	Excludes 1,940,971 shares to be issued upon the exercise of outstanding stock options under the Trigon 1997 Stock Incentive Plan, as amended, the Trigon Non-Employee Directors Stock Incentive Plan, as amended, and certain options granted to consultants to Trigon assumed by the Company as part of the acquisition of Trigon on July 31, 2002. The weighted average exercise price of these options was $35.89.
[3]	Excludes securities reflected in the first column, “Number of securities to be issued upon exercise of outstanding options”. Includes 15,361,907 shares available for issuance as stock options, restricted stock awards, performance stock awards, performance awards and stock appreciation rights under the Anthem 2001 Stock Incentive Plan. Includes 2,519,780 shares of common stock available for issuance under the Employee Stock Purchase Plan.

401(k) Plan

On July 1, 1979, the Company established the Anthem 401(k) Long Term Savings Investment Plan (the “401(k) Plan”), a defined contribution plan. The 401(k) Plan is designed to provide all of the Company’s associates with a tax-deferred, long-term savings vehicle. During 2003 the Company made matching contributions in an amount equal to 50% of the first 6% of the associate’s salary that an associate contributed. Effective January 1, 2004, the Company makes matching contributions in an amount equal to 100% of the first 3% of the associate’s annual earnings that an associate contributes and 50% of the next 3% of the associate’s annual earnings that an associate contributes. Company matching contributions begin the first quarter following one year of service. None of the Company’s matching contributions is in the form of the Company’s Common Stock. During 2003 Associates could elect to contribute from 1% to 20% of their annual earnings. Effective January 1, 2004, Associates can elect to contribute from 1% to 50% of their annual earnings. Associates have a choice of ten investment funds in which to invest their contributions. The Company Common Stock is an investment option under the 401(k) Plan. The Company also provides a Self-Managed Account option. The Self-Managed Account option offers 401(k) Plan participants the opportunity to invest in over 3,000 mutual funds of their choice. Associate contributions and the Company matching contributions vest immediately.

Trigon 401(k) Plan

The Company also had the Employees’ 401(k) Thrift Plan of Trigon Insurance Company (“Trigon 401(k)”) under which substantially all employees of Anthem Southeast could elect to save up to 50% of their annual earnings on a pretax basis, subject to certain limits in the Trigon 401(k). Participants had the option of investing in a variety of domestic and international investment funds as well as the Company Common Stock after July 31, 2002 and Trigon Common Stock prior to August 1, 2002. During 2003 the Company contributed an amount equal to 50% of the participant’s contributions limited to a total of 3% of the employee’s compensation. Effective January 1, 2004, the Company made matching contributions in an amount equal to 100% of the first 3% of the associate’s salary that an associate contributes and 50% of the next 3% of the associate’s salary that an associate contributed. These Company contributions were invested in the investment options using the same allocations selected by the participants for their contributions. Participants were eligible immediately and were fully vested in the Company’s contributions after three years of service. The Company could make discretionary profit sharing contributions to the participants with such contributions initially invested in the Company Common Stock investment option. Once made, participants could reallocate their profit sharing account balance among the Trigon 401(k)’s other investment funds. On January 31, 2004 the Trigon 401(k) Plan was merged into the 401(k) Plan and the Trigon 401(k) ceased to exist.

Deferred Compensation

Generally, highly compensated employees, as defined in the Tax Code, are eligible to participate in an unfunded non-qualified deferred compensation plan once the participant has reached the maximum contribution amount for the 401(k) Plan. Thereafter, the elected contributions will be deferred into the deferred compensation plan and those contributions are matched at the same rate as they would have been in the Company’s 401(k) Plan. The Annual Incentive Deferral Option allows an additional deferral of annual incentive compensation and is matched at the same rate as the rate for the Company’s 401(k) Plan.

The declared interest rate on deferred amounts is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points. Interest is accrued daily, posted monthly and compounded annually. The retirement rate is credited at 125% of the declared interest rate when the participant reaches the age of 55. Distributions are made 30 days after the end of the quarter of termination or retirement based on the participant’s filed distribution election or as otherwise specified in the plan document. Limited in-service withdrawals are available in the event of unforeseeable financial emergencies.

The Company also maintains the Trigon Insurance Company 401(k) Restoration Plan (“Trigon Restoration Plan”), a non-qualified plan for certain individuals to restore the pretax contribution opportunity and Company match otherwise lost due to the Tax Code limits on pretax contributions. The Trigon Restoration Plan operates the same as the deferred compensation plan, however, the investment options under the Trigon Restoration Plan mirror the investment options under the 401(k) Plan.

Retirement Plan

The Company sponsors a non-contributory pension plan for certain associates that is qualified under Section 401(a) of the Tax Code and subject to the Employee Retirement Income Security Act (the “Qualified Plan”). The Company also sponsors the Anthem Supplemental Executive Retirement Plan (the “SERP”) which provides additional benefits payable out of the Company’s general assets to certain participants. The benefits under the SERP are equal to the benefits those participants cannot receive under the Qualified Plan because of the Tax Code limits on benefits and restrictions on participation by highly compensated employees, as defined in the Tax Code.

On January 1, 1997, the Company converted the Qualified Plan from a final average compensation pension plan into a cash balance pension plan. The Qualified Plan covers substantially all full-time, part-time and temporary associates, including executive officers, and provides a set benefit at age 65, the normal retirement age under the Qualified Plan.

Under the Qualified Plan, at the end of each calendar quarter, a bookkeeping account for each participant is credited with (1) an amount based on the participant’s compensation and years of service (the “Pay Credit”), and (2) interest based on the average of the monthly yields for 10-year U.S. Treasury Security Constant Maturities for the twelve month period ending on September 30 of the preceding plan year. The Pay Credit equals a percentage of the participant’s compensation for the plan year and is determined according to the following schedule:

Years of Service	Pay Credit
Up to and including 4	3%
5–9	4%
10–19	5%
20+	6%

The definition of compensation in the Qualified Plan is the participant’s total earned income, including base salary, commissions, overtime pay, cash bonuses and payment of accrued paid time off days at termination, before it is reduced by any before-tax contributions the participant makes to the 401(k) Plan and flexible benefit plan. Compensation does not include imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the Directed Executive Compensation Program, or similar items.

The SERP continues the calculation of the retirement benefits on a uniform basis. Any excess benefit accrued to a participant under the SERP will be payable according to one of five payment options available under the SERP at termination or retirement.

Messrs. Glasscock, Frick, Smith, Faller and Snead receive benefits under both the Qualified Plan and the SERP. The estimated benefits, under both the Qualified Plan and the SERP, payable in a lump sum upon retirement at normal retirement age are as follows: Mr. Glasscock ($3,046,416), Mr. Frick ($745,913), Mr. Smith ($1,088,346), Mr. Faller ($4,035,800), and Mr. Snead ($8,010,093). These estimates use 2003 base pay and annual bonus for all future years and assume that the Named Executive Officers remain actively employed until normal retirement age.

In addition, the employment agreements for Messrs. Glasscock, Frick and Smith set forth a Replacement Ratio SERP benefit, calculated as a retirement at age 62 or the date of termination, if later than age 62, in an amount equal to 50% of the executive’s average annual pay during the three highest consecutive calendar years of his final five calendar years of employment. The benefit will be offset by the amount payable under the Qualified Plan and the SERP. The estimated replacement ratio SERP benefit payable upon retirement at age 65 is as follows: Mr. Glasscock ($1,429,236 annually), Mr. Frick ($564,456 annually), and Mr. Smith ($533,820 annually). These estimates use 2003 base salary and annual bonus for all future years and assume that such Named Executive Officers remain actively employed until normal retirement age. Additionally, the employment agreement for Mr. Snead provides for a one-time SERP benefit of $1,164,597 upon retirement.

Trigon Retirement Plan

Trigon sponsored a non-contributory retirement program (the “Trigon Retirement Plan”) for certain employees that was qualified under Section 401(a) of the Tax Code and subject to ERISA. Trigon also sponsored a Trigon Supplemental Executive Retirement Plan, which provides additional benefits, payable out of general assets to certain employees. The benefits are equal to the benefits these employees cannot receive under the qualified Trigon Retirement Plan because of the Tax Code limits on benefits and compensation for highly compensated employees. The Trigon Retirement Plan and the Trigon Supplemental Executive Retirement Plan were assumed by the Company at the completion of the Merger.

Employment Agreements

The Company has entered into employment agreements with certain of its executive officers, including Messrs. Glasscock, Frick, Smith, Faller, and Snead, that provide for each executive’s continued employment with the Company. The current terms of the employment agreements are effective through December 31, 2005.

Under these agreements, each eligible executive’s terms and conditions of employment, including rate of base salary, incentive compensation opportunities, participation in associate benefit plans and perquisites are addressed.

The employment agreements provide that the Company will have the right at any time to terminate an executive’s employment and that any executive will have the right to terminate his or her employment at the Company. Under the employment agreements with Messrs. Glasscock, Frick, Smith and Snead, the Company will provide them for the remainder of the term with the following benefits in the event of termination by the Company other than for cause, in the event of an approved retirement or in the event of termination by the executive for good reason (as those terms are defined in the employment agreements):

•	salary;

•	all unvested prior long-term incentive awards;

•	annual incentive and long-term incentive awards for the year of termination based upon the achievement of the performance goals for the plans for the entire year of termination prorated to reflect the full number of months the executive was employed;

•	an amount equal to 80% of any target annual incentive and target long-term incentive opportunities;

•	an amount equal to 20% of any target annual incentive and target long-term incentive opportunities if the executive is available for consultation up to a maximum of eight days each quarter of the year;

•	medical and dental plan benefits and directed executive compensation for which the executive would otherwise have been eligible to receive; and

•	the Replacement Ratio SERP Benefit described under “Retirement Plan.”

The employment agreements for Messrs. Glasscock, Frick, Smith and Snead also state that the foregoing benefits are limited to either the greater of two years or the remainder of the term.

Section 280G and Section 4999 of the Tax Code limit deductions by a company for compensation paid to certain senior executives if the payment is contingent on a change of ownership or effective control of a corporation. This deduction is limited to the average taxable compensation of the affected executive for the five years prior to the year that the change of control occurred. If the payments to the executive equal or exceed three times such average taxable compensation, the deduction is limited pursuant to Tax Code Section 280G and these payments are referred to as “golden parachute” payments. In addition, Tax Code Section 4999 imposes a 20% nondeductible excise tax on the executive on all nondeductible payments.

Pursuant to their employment agreements, in the event Messrs. Glasscock, Frick, Smith or Snead is a recipient of a “golden parachute” payment, the Company will make an additional gross-up payment to the executive in order to put him in the same after tax position that he would have been had no excise tax been imposed. The gross-up will result in the Company paying not only the excise tax payable by the executive but also the income and excise taxes on the additional payments.

Under the employment agreement for Mr. Faller, the Company will provide him with the following benefits in the event of termination by the Company other than for cause:

•	salary;

•	all unvested prior long-term incentive awards;

•	annual incentive and long-term incentive awards for the year of termination based upon the achievement of the performance goals for the plans for the entire year of termination prorated to reflect the full number of months the executive was employed;

•	an amount equal to 50% of any target annual incentive and target long-term incentive opportunities; and

•	medical and dental plan benefits for which the executive would otherwise have been eligible to receive.

The employment agreement for Mr. Faller also states that the foregoing benefits are limited to either the greater of two years or the remainder of the term.

Under these agreements, Messrs. Glasscock, Frick, Smith, Faller and Snead agree not to compete as an equity owner or associate with the Company or its subsidiaries for the greater of (i) two years after the executive’s termination for any reason or (ii) the remainder of the term after their termination by the Company other than for cause, after an approved retirement or after termination by the executive for good reason.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, among other things, approves compensation for the Company’s executive officers. The Compensation Committee members during 2003 were: William J. Ryan, William G. Mays, James W. McDowell, Jr., Senator Donald W. Riegle, Jr. and Jackie M. Ward. None of the Compensation Committee members was involved in a relationship requiring disclosure as an interlocking director, or under Item 404 of Regulation S-K, or as a former officer or associate of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of five directors. All members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Tax Code, “Non-Employee Directors” within the meaning of Section 16b-3 of the Securities Exchange Act of 1934 and “independent” within the meaning of the NYSE listing standards.

The main objective of our executive compensation program is to pay for performance that increases shareholder value based upon competitive market pay practices. We pay executives, including Named Executive Officers, through:

•	Base Salary

•	Annual Bonus

•	Long-Term Incentive

•	Stock Incentive

Each is described below under “Elements of the Compensation Package.”

Compensation Philosophy

For executives, the Compensation Committee, with the assistance of independent consultants, establishes total pay targets based on the competitive marketplace for comparable jobs. The Compensation Committee points out that the companies used for evaluation of competitive compensation for executives other than Named Executive Officers may not, in all cases, be the same as those companies comprising the industry peer group used in the performance graph on page 35. Using these total pay targets, the Compensation Committee determines the appropriate competitive mix of compensation that will incent the executives to achieve our performance and strategic objectives.

Our executive compensation philosophy is to target Base Salary at the median of the market data based on relevant industry survey findings and by evaluating the executive’s experience, level and scope of responsibility, individual performance, and to provide an opportunity for total cash compensation (Base Salary plus cash incentive) to be such that superb performance will result in upper quartile market total cash compensation levels for executives. In this way, the Compensation Committee seeks to have a significant portion of annual executive compensation based on our performance.

Annual Bonus and Long-Term Incentive amounts are based on performance as compared to plan goals. Amounts are not guaranteed to any executive because they are tied to our business results. The Annual Bonus recognizes short-term corporate business results, business unit results and workgroup results. Long-Term Incentives for the executives are based upon sustained corporate-wide results, including, but not limited to, growth in our net income and operating margin and comparison of performance against peer companies.

The Compensation Committee regularly monitors our compensation program, keeping in mind our strategic goals as well as industry practices and trends.

The Compensation Committee expects our executives to demonstrate confidence in our future by owning a substantial amount of our stock. In particular, we expect the executive officers to own stock valued at between one and one-half and five times their salaries by the end of a five year period commencing on the later of the date he or she (a) was first able to purchase shares of the Company Common Stock or (b) became an officer. The Compensation Committee reviews ownership levels annually.

Our policy is to structure and administer the Company’s compensation program to permit the tax deductibility of payments as performance based compensation under Section 162(m) of the Tax Code. Further, we sought and received shareholder approval of the Anthem Incentive Program in 2003 in order to comply with the requirements of Section 162(m). From time to time, the Compensation Committee may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Tax Code.

Elements of the Compensation Package

Base Salary

Base Salary provides competitive annual compensation that reflects the scope and nature of basic job responsibilities. For the Named Executive Officers, the Compensation Committee grants merit-based salary increases, if appropriate, based on an individual’s performance and an assessment of whether the current salary is competitive relative to executives in comparable positions at our peer companies. The President and CEO grants merit-based salary increases to all other executives based on individual performance and an assessment of whether the current salary is competitive relative to available market data for executives in comparable positions.

Annual Bonus

Nearly all of our associates, including executive officers, are eligible to earn awards under the AIP described on page 24. The AIP was designed to motivate all associates with competitive awards based upon achievement of competitive financial and operational goals. No awards are made under the AIP unless we attain specified performance goals.

In particular, the performance goals under the AIP are based on a comparison of corporate-wide, business unit and workgroup performance in relation to a number of business criteria including, but not limited to, the following: our net income, our operating gain, business unit operating gain, and workgroup goals. Financial results must be achieved within the context of customer service, quality and financial integrity standards. We generally reward performance that meets operational plans with target pay at levels established based on competitive market data. Better or worse performance can result in an individual bonus that can range from 0 to 200% of target.

Long-Term Incentive

The Company offers long-term incentives to certain executives under the LTIP described beginning on page 25. The design of the plan focuses management on delivering competitively superior long-term results, aligning executives’ interests with shareholder interests (by virtue of the form of awards to executive officers being evenly split between restricted stock and cash), ensuring that executives have incentive opportunities comparable to their counterparts at our competitors, and motivating key executives to remain with us.

Stock Incentive

Stock options and restricted stock awards provide an opportunity to attract, motivate and retain high quality associates and executive officers while promoting the success of our business. Equity awards are typically based on industry surveys, market conditions, each executive’s individual performance and achievements, future responsibility and promotion, the number of unvested options held by each executive at the time of grant and the number of in-the-money options held by the executive.

Other Compensation and Benefit Programs

The executive officers also participate in our 401(k) Plan, non-qualified deferred compensation plan, pension plan and supplemental executive retirement plan, all of which are discussed in more detail beginning on page 27.

Compensation of President and Chief Executive Officer

Our President and Chief Executive Officer, Larry C. Glasscock, participates in each of the compensation plans available to other executives. Our compensation philosophy as it relates to Mr. Glasscock is to target base salary at the median of the market data based on relevant industry survey findings, and to provide an opportunity for total cash compensation (Base Salary plus cash incentive) to be such that superb performance will result in upper quartile market total cash compensation. In this way, the Compensation Committee seeks to have a significant portion of Mr. Glasscock’s annual compensation be based on our performance.

Under Mr. Glasscock’s leadership, during 2003 we again exceeded our financial goals and accomplished our strategic objectives. In particular, the Company increased membership by 874,000 to approximately 12 million members, retained nearly 90% of existing members, reduced administrative costs; led the nation in implementing collaborative and innovative quality and reimbursement programs that reward physicians and hospitals for clinical quality; ranked third on Fortune’s list of the 10 most admired health care companies for the third consecutive year; became Indiana’s largest public company by revenue and ranked 146 on the Fortune 500 and 381 on the Fortune Global 500; and reached an agreement to merge with WellPoint Health Networks Inc., expected to be completed in 2004, creating the nation’s leading health benefits company. In addition, health plans in eight of the Company’s states were ranked Excellent—the top rating—from the National Committee for Quality Assurance; the Company’s website, www.anthem.com was awarded the Webwatch seal of integrity by Consumer Reports and the Company ranked 45th on the InformationWeek 500; the Health Ethics Trust honored the Company for employee web-based ethics and compliance training; and Mr. Glasscock and L. Ben Lytle, Presiding Director, received the 2003 Indiana Ernst & Young Entrepreneur of the Year Award.

Mr. Glasscock’s base salary for 2003 was $1,040,000 which the Compensation Committee believes is in the competitive range for comparable positions. Mr. Glasscock was also paid the amount of $2,311,285 for performance under our AIP for 2003. Mr. Glasscock was granted an option to purchase 200,000 shares of Common Stock which option vests in three equal annual installments commencing on the first anniversary of the grant date. In addition, 2003 was the last year under the 2001 LTIP for the performance period 2001-2003 with payment in 2004. Mr. Glasscock was paid $21,243,000 in cash and was granted 232,189 shares of restricted stock, which vest in two equal annual installments commencing on April 2, 2005. These awards are based on the Company’s performance in terms of cumulative net income growth and improvement in operating margin over the three-year period, relative to the targets established by the Compensation Committee and the net income growth of peer companies.

Compensation Committee

William J. Ryan, Chairman

William G. Mays

James W. McDowell, Jr.

Senator Donald W. Riegle, Jr.

Jackie M. Ward

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of our Common Stock for the period from October 30, 2001, the date of our initial public offering, through December 31, 2003, with the cumulative total return over such period of (i) the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and (ii) the Morgan Stanley Healthcare Payor Index (the “MS Healthcare Payor Index”). The graph assumes an investment of $100 on October 30, 2001 in each of our Common Stock, the S&P 500 Index and the MS Healthcare Payor Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of our Common Stock. Information used in the graph was obtained from Georgeson Shareholder Communications, Inc. a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	10/30/01	12/31/01	12/31/02	12/31/03
Anthem, Inc.	$100	$121	$154	$183
S&P 500 Index	$100	$109	$85	$109
MS Healthcare Payor Index	$100	$109	$125	$211

*	Based upon an initial investment of $100 on October 30, 2001 with dividends reinvested.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation, the stock price Performance Graph and the Audit Committee Report contained in this Proxy Statement shall not be incorporated by reference in any such filings.

By Order of the Board of Directors

Nancy L. Purcell

Secretary

Appendix I

OUR CORPORATE GOVERNANCE GUIDELINES

Role of the Board of Directors and Management

The Board of Directors (“Board”) of the Company is the ultimate decision- making body of the Company except with respect to matters reserved to the shareholders. It oversees and guides the Company’s business through the exercise of its business judgment in what it reasonably believes to be in the best interests of the Company and its shareholders. Within this framework, the Board also considers the interests of other constituents such as members, associates, business partners and the communities in which the Company operates. It selects the Chief Executive Officer (“CEO”) who in turn selects executives (collectively “Management”) who are charged with the conduct of the Company’s business in a manner that is consistent with the direction provided by the Board and the Standards of Business Conduct of the Company. Having selected Management, the Board oversees and monitors their performance.

Composition, Selection and Compensation of the Board

    Size of the Board

The size and composition of the Board should be appropriate for effective deliberation of issues relevant to the Company’s business and related interests and not exceed a number that can function efficiently as a body. Thus, it is the policy of the Company that the size of the Board should be within the range of ten to nineteen members.

    Independent Directors

It is the policy of the Company that the Board consists of a majority of independent Directors. Independence is determined in accordance with the NYSE Listing Standards, as amended from time to time (“Listing Standards”). The Board has adopted categorical standards for the determination of independence of its members as provided in the Listing Standards. Directors have an affirmative obligation to inform the Chairman of the Board and CEO, the Presiding Director and the Chairman of the Governance Committee of any changes in their circumstances or relationships that may impact their designation as independent.

    Board Membership Criteria

The Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board. The Board should be composed of members with personal and professional integrity, business judgment, relevant experience and skill, diversity, age, knowledge of the health care industry and sufficient time and energy to diligently perform their duties.

    Selection of Directors

The Board is responsible for selecting Director nominees and in recommending them for election by the shareholders. The Governance Committee will identify individuals believed to be qualified to become Directors and recommend to the Board the nominees to stand for election by the shareholders, or in the case of a vacancy, by the Board.

    Former Chief Executive Officer’s Board Membership

It is the policy of the Company that when a CEO terminates his or her employment with the Company, he or she should submit a written resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time by the Board. A former CEO serving on the Board will not be considered an independent Director for any “cooling off” period required by the Listing Standards.

    Directors Who Change Their Present Job Responsibility

It is the policy of the company that when a Director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the Director should notify in writing the Chairman of the Board and CEO, the Presiding Director and the Chairman of the Governance Committee. The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

    Service on Other Boards of Directors

Directors are encouraged to limit the number of other public company boards or audit committees of board on which they serve to insure effective service on the Company’s Board. Directors should notify in writing the Chairman of the Board and CEO, the Presiding Director and the Chairman of the Governance Committee in advance of accepting an invitation to serve on the board of another public company, the audit committee of another board or the board of a health care provider.

    Term Limits

The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an important contribution to the Board.

    Retirement Age

It is the policy of the Company that a Director may not stand for re-election if he or she has attained the age of 70 prior to the annual meeting of shareholders at which his or her term of office expires. A Director who attains the age of 70 during his or her term may continue as a Director until his or her term ends.

    Extending the Invitation to a Potential Director to Join the Board

The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO, together with the Presiding Director or the Chairman of the Governance Committee.

    Director Orientation and Continuing Education

The Company has an orientation process for new Directors that include detailed background material on the Company and meetings with Management. Thereafter, Directors receive materials and briefings on subjects that assist them in discharging their duties and have the opportunity to participate in continuing education programs developed and/or presented by accredited experts.

    Board Compensation and Stock Ownership Guidelines

The Compensation Committee will annually review and recommend to the Board the compensation and reimbursement arrangements for Directors. To create a linkage with shareholders, the Board believes that a meaningful portion of a Director’s compensation should be provided in common stock. Further, each Director has an obligation to own three times the annual retainer fee in Company common stock at the end of a five year period commencing on the later of the date such Director joined the Board or May 3, 2002.

Board Leadership

    Selection of Chairman and CEO

It is the current policy of the Company that the positions of Chairman of the Board and CEO be held by the same person. The Board has also determined that since the role of Chairman of the Board and CEO are combined, it will elect a Presiding Director from the independent members of the Board.

    Presiding Director

The Presiding Director will preside at the meetings of the shareholders and Board in the absence of the Chairman of the Board, preside at meetings of the non-management Directors, assist in the development of agendas and schedules for the meetings of the Board and facilitate the delivery of information to the Directors.

Functions of the Board

    Access to Independent Advisors

The Board believes that access to independent advisors plays an important role in the discharge of its duties and responsibilities. As such, the Board on occasion may select, retain, terminate and approve fees for such independent advisors as it deems appropriate in the discharge of its duties and responsibilities.

    Interaction with Institutional Investors, Press, Customers, Etc.

The Board believes that the Management speaks for the Company. Individual Directors may, from time to time, at the request of the Management, meet or otherwise communicate with various constituencies that are involved with the Company. If comments from the Board are appropriate, they should, in most circumstances, come from the Chairman of the Board or the Presiding Director.

    Access to Senior Management

Directors have complete access to Management and are encouraged to visit the Company facilities and operations. Furthermore, the Board encourages the CEO, from time to time, to bring associates into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are associates with future potential that the CEO believes should be given exposure to the Board.

    Annual Self-Evaluation

The Board will annually conduct a self-evaluation and oversee the annual self-evaluation required of the standing committees. The evaluations will be based on such objective and subjective criteria as the Board deems appropriate.

Board Meetings

    Meetings

It is the policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Board will hold regularly scheduled meetings, at least, four times a year, plus special meetings as the need arises.

    Selection of Agenda Items for Board Meetings

The Chairman of the Board and CEO, with the assistance of the Presiding Director, will establish the agenda for each Board meeting. Each Director is encouraged to suggest the inclusion of item(s) on the agenda.

    Board Materials Distributed in Advance

Information and data that is important to the Board’s understanding of the matters to be considered will be distributed in writing by Management before the Board meets. The Presiding Director will facilitate the delivery of information to the Directors.

    Board Presentations

As a general rule, presentations on specific subjects should be sent to the Board in advance so that Board meeting time may be conserved and discussion time focused on the issues arising from the presentations.

    Board Attendance and Participation

Directors are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

    Executive Sessions of Non-Management Directors

Non-management Directors of the Board will meet in Executive Session at least four times each year. Executive Sessions will be chaired by the Presiding Director. The format of these meetings will, in part, include a discussion with the Chairman and CEO.

Committee Matters

    Number, Structure and Independence of Committees

The committee structure is limited to those committees considered to be basic to or required for the operation of a publicly owned company. From time to time, the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current five committees are Audit, Compensation, Executive, Governance, and Planning. The duties and responsibilities of the committees are set forth in the Company’s By-Laws and committee charters. The Audit, Compensation and Governance Committees will consist solely of independent Directors as determined by the Board consistent with the Categorical Standards and the NYSE Listing Standards. In addition, members of the Audit Committee will meet the independence standards of the Securities and Exchange Commission, and at least, one member will be an “audit committee financial expert”. No member of the Audit Committee will serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Audit Committee.

    Assignment and Rotation of Committee Members

The Board believes that there should be periodic rotation of committee membership among Directors. However, there may be reasons at a given point in time to maintain an individual Director’s committee membership for a long period.

    Frequency and Length of Committee Meetings

The Chairman of the committee, in consultation with the members of the committee, will determine the frequency and length of the meetings of the committee.

    Committee Agenda

The Chairman of the committee, in consultation with the members of the committee and Management, will develop the committee’s agenda.

Leadership Development

    Formal Evaluation of the CEO

The non-management Directors will perform an annual evaluation of the CEO’s performance. The results will be communicated to the CEO by the Presiding Director. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic and annual objectives, development of Management and other criteria set by the Board designed to measure the CEO’s leadership of the Company. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO.

    Succession Planning for Chairman of the Board and CEO

The Board plans for succession to the position of Chairman of the Board and CEO. To assist the Board, there will be available, on a continuing basis, the Presiding Director’s and the Chairman and CEO’s written recommendations for an interim successor in the event of the death, disability, other emergency or termination of the CEO.

    Management Development and Succession Planning

There will be a periodic report to the Board by the CEO concerning the Company’s program for the training and development of and succession planning for Management.

    Management Stock Ownership Guidelines

To create a linkage with shareholders, the Board believes that Management should own a meaningful amount of common stock of the Company. Thus, the Board has adopted Stock Ownership Guidelines that require the CEO to own five times his or her base salary at the end of a five year period commencing on the later of the date he or she became CEO or May 3, 2002. Other members of Management have a similar requirement that varies from one and one-half to three times the person’s base salary depending upon his or her position.

Standards of Business Conduct and Reporting of Irregularities

    Personal Loans

The Company will not extend credit or arrange for the extension of credit in the form of a personal loan to Directors or Management.

    Standards of Business Conduct

The Company has adopted Standards of Business Conduct (the “Code”) for Directors, Management and other associates of the Company. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. The Code is posted on the Company’s web site.

Everyone is expected to act in accordance with the requirements of the Code. Waivers of the Code for any Director, the CEO, the Chief Financial Officer and other Executive Officers may only be made by the Board or by a Board committee composed of Independent Directors. Any such waiver will be posted on the Company web site and otherwise disclosed as required by law.

    Reports of Irregularities

Any reports of concerns regarding accounting, internal auditing controls, auditing matters or other irregularities or concerns will be brought to the attention of the Chairman of the Audit Committee. These reports may be anonymous if made using the Anthem Compliance HelpLine. The Board will be notified of these reports, if appropriate.

Appendix II

AUDIT COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Anthem, Inc. (the “Company”) is to (a) assist the Board in overseeing (i) the Company’s accounting and financial reporting practices and policies and internal controls and procedures; (ii) the integrity of the Company’s financial statements and the independent audit thereof; (iii) the Company’s compliance with legal and regulatory requirements including, but not limited, to the Company’s Compliance Program and Standards of Business Conduct; (iv) the performance of the independent auditors (“Auditors”) and the Company’s internal audit function; and (v) the Auditors’ qualifications and independence; and (b) prepare an annual report for inclusion in the Company’s proxy statement, in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”) and the SEC. Each member shall be “financially literate” or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules of the SEC. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The Committee shall meet separately at least annually with management, the head of the internal auditing department and the Auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any executive officer or employee of the Company, the Company’s outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Duties and Responsibilities

To carry out its purposes, the Committee shall have the following duties and responsibilities:

With respect to the Auditors:

1.    To have the sole authority to appoint (subject to shareholder ratification), compensate, evaluate, retain, terminate and replace the Auditors including to pre-approve all audit services and permitted non-audit services (including fees and terms) to be performed for the Company by the Auditors consistent with the requirements of the SEC, NYSE, other controlling authority or any stricter standards as may be adopted by the Committee;

2.    To set for the Company clear hiring policies for employees or former employees of the Auditors; and

3.    To obtain and review annually a formal written statement of: (a) the Auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; (b) independence, and to discuss with the Auditors any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of the Company’s Auditors including (i) the review and evaluation of the qualifications, performance and independence of the lead partner of the Auditors; and (ii) the timing and process for implementing the rotation of the lead audit partner and the reviewing partner; (c) the fees billed for each of the following categories of services rendered by the Auditors: (i) Audit Fees; (ii) Audit-Related Fees; (iii) Tax Fees; and (iv) All Other Fees as such terms are defined pursuant to Item 9 of Schedule 14A; and (d) all (i) critical accounting policies and practices to be used; (ii) alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, ramifications of use of the alternative disclosures and treatments and the treatment preferred by the Auditors; and (iii) other material written communications with management.

With respect to the internal auditing department:

1.    To review the appointment, promotion, or dismissal of the head of the internal audit department;

2.    To review the significant reports to management prepared by the internal auditing department and management’s responses thereto; and

3.    To review and approve the master audit plan, including risk assessment and the discussion with the Auditors and management of the responsibilities, budget and staffing of the internal audit function.

With respect to financial reporting practices and policies and internal controls and procedures:

1.    To advise management, the internal auditing department and the Auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices or changes in such practices;

2.    To receive and consider any reports or communications submitted to the Committee by the Auditors required by auditing standards generally accepted in the United States;

3.    To review and discuss (i) the annual audited financial statements and the quarterly interim unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Form 10-K or Form 10-Q with the SEC, (ii) any significant matters arising from any audit, including any audit problems or difficulties, any restrictions on their activities or access to requested information and any significant disagreements with management relating to the Company’s financial statements and management’s response;

4.    To review and discuss guidelines and policies governing the process by which management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

5.    To review and discuss with management the earnings press releases including the use of non-GAAP financial measures as well as the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies; and

6.    To establish procedures for the receipt, retention and treatment of complaints received by the Company from employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters

With respect to reporting and recommendations:

1.    To prepare a report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2.    To prepare and issue the evaluation required under “Performance Evaluation” below; and

3.    To regularly report on its activities to the Board and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate. The report to the Board may take the form of a verbal report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

With respect to compliance matters:

1.    To review with appropriate Company personnel the actions taken to ensure compliance with the Company’s Compliance Program and Standards of Business Conduct; and

2.    To review the programs and practices of the Company designed to ensure compliance with applicable laws and regulations and to monitor the results of these compliance efforts.

With respect to other matters:

1.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be constructed in such manner as the Committee deems appropriate.

Resources and Authority

The Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have full access to all books, records, facilities and personnel of the Company.

Appendix III

COMPENSATION COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Anthem, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers and producing an annual report on compensation for inclusion in the Company’s proxy statement, in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”). Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To establish and recommend to the Board the Company’s general compensation philosophy and oversee the development and implementation of compensation programs;

2.    To establish and recommend to the Board compensation and reimbursement arrangements for directors;

3.    To review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”) and set the CEO’s compensation level based on a performance evaluation conducted by the Board. In determining the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, all with a focus on delivering competitively superior long-term results, aligning the CEO’s interests with shareholder interests, and motivating the CEO to remain with the Company;

4.    To review and approve compensation programs applicable to the executive officers of the Company;

5.    To establish and recommend to the Board incentive compensation plans and equity-based plans and discharge any responsibilities imposed on the Committee by any of these plans;

6.    To oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

III-1

7.    To prepare an annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules;

8.    To prepare and issue the evaluation required under “Performance Evaluation” below;

9.    To regularly report on its activities to the Board; and

10.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants retained to assist in the evaluation of director, CEO or executive officers’ compensation, this authority shall be vested solely in the Committee.

III-2

Appendix IV

GOVERNANCE COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Anthem, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to Board composition and corporate governance by (i) identifying and recommending individuals to the Board for nomination as members of the Board and (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company.

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange (the “NYSE”). Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable as to the size of the Board;

2.    To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, knowledge of the health benefits industry, experience with businesses and other organizations of comparable size, conformity with any requirements of the Blue Cross and Blue Shield Association, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so;

3.    To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationship between the Company and a director and qualification as independent under the rules of the NYSE;

4.    In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, to make a recommendation to the Board as to the class of directors in which the individual should serve;

IV-1

5.    To establish procedures for the Committee to exercise oversight of the performance evaluation of the Board;

6.    To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and to review those guidelines at least once a year;

7. To oversee the design and implementation of director training and development programs;

8.    To prepare and issue the evaluation required under “Performance Evaluation” below;

9.    To regularly report on its activities to the Board; and

10.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

IV-2

Appendix V

PLANNING COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Anthem, Inc. (the “Company”) is to assist the Board in discharging its responsibilities relating to (i) strategic and operational planning and performance and (ii) the investment in technology and targeted areas strategic to the Company’s interests.

Committee Membership

The Committee shall consist of three or more members of the Board. Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To review and recommend to the Board a strategic plan for the Company;

2.    To review and recommend to the Board an annual operating plan for the Company;

3.    To assist the Chief Executive Officer (the “CEO”) in developing strategies to achieve the strategic plan;

4.    To review the performance of the Company to the strategic and annual operating plan;

5.    To review integration plans for major acquisitions and transactions;

6.    To oversee the Company’s investment in technology and targeted areas strategic to positioning the Company as a leader in recognizing, adopting and adapting to emerging technologies that are changing the health care industry;

7.    To prepare and issue the evaluation required under “Performance Evaluation” below;

8.    To regularly report on its activities to the Board; and

9.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

V-1

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

V-2

Appendix VI

EXECUTIVE COMMITTEE

CHARTER

Purpose of Committee

The purpose of the Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Anthem, Inc. (the “Company”) is assist the Board in discharging its responsibilities at any times other than during regular or special meetings of the Board.

Committee Membership

The Committee shall consist of three or more members of the Board. Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place as determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.    To exercise the authority of the full Board, subject to the restrictions of Section 2.13 of the By-laws of the Company;

2.    To prepare for the Board a performance evaluation of the Chief Executive Officer ( the “CEO”) and review the evaluation with the CEO;

3.    To prepare for the Board an employment agreement for the CEO of the Company;

4.    To review and prepare for the Board the results of an annual survey of the Board;

5.    To review and prepare for the Board an emergency and long-term succession plan for the CEO and executive officers of the Company;

6.    To prepare and issue the evaluation required under “Performance Evaluation” below;

7.    To regularly report on its activities to the Board; and

8.    To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

VI-1

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

VI-2

ADMISSION TICKET

2004 ANNUAL MEETING OF SHAREHOLDERS This ticket will admit the listed shareholder below.

Anthem

P 0 Box 8668

Edison. NJ 08818-8668

Please retain and present this ticket for admission to the meeting.

Vote your Proxy by any one of the following methods:

Your vote is important. Please vote immediately.

Vote-by-Internet

I            , Log on to the Internet and go to http://www.eproxyvote.com/ath.

2 Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free

1 -877-PRX-VOTE (1-877-779-8683)

2. Follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.eproxyvote.com/ath.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

For the election of all Director FOR ALL WITHHOLD Director Nominees:

NOMINEES FROM ALL

Nominees except as otherwise (01) Victor S. Liss

indicated. (02) James W. McDowell, Jr.

(03) George A. Schaefer, Jr.

(04; Jackie M. Ward

To withhold vote from any individual nominee, write nominee’s name(s) above.

If you plan to attend the Annual Meeting, please check this box

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in other representative capacity, please state your full title as such

Signature Date Signature Date

(If held jointly)

ADMISSION TICKET

Anthem

Annual Meeting of Shareholders

120 Monument Circle, Indianapolis, IN 46204

Monday, May 17,2004

Registration and Seating Available at 10:00 a.m. Indianapolis Time Meeting Begins at 11:00 a.m. Indianapolis Time

Please retain and present this ticket for admission to the meeting.

ANTHEM, INC.

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS

Monday, May 17,2004

This PROXY is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 17, 2004. Your shares of stock will be voted as you specify. If no choice is specified, your proxy will be voted “for” all nominees listed under Item 1 and in the discretion of the proxy holder on any other matter which may properly come before the Annual Meeting of Shareholders and all adjournments or postponements of the meeting.

By signing this PROXY, you revoke all prior proxies and appoint David R. Frick and Michael L. Smith, or either of them, as proxies. with the power to appoint substitutes, to vote your shares of common stock of Anthem, Inc., that you would be entitled to cast if personally present at the Annual Meeting of Shareholders and all adjournments of the meeting.

If you have voting rights with respect to shares of the Company common stock under any 401(k) savings plan of the Company or its subsidiaries (the “Plans”), then you hereby direct the trustee of the Plans to vote shares equal to the number of share equivalents allocated to your accounts under the Plans on all matters properly coming before the Annual Meeting of shareholders and at any adjournments o r postponements thereof in accordance with the instructions given herein. Shares held under each of the Plans for which voting instructions are not received by May 13, 2004 at 12:00 Noon EDT will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants.

Your voice is important. You are strongly encouraged to vote your proxy by telephone by calling 1-877-779-8683, or through t h e Internet in accordance with the instructions on the reverse side of this card. However, if you wish to vote by mail, just complete, sign, and date the reverse side of this card and return in the enclosed envelope (or send to Anthem, Inc., P.O. Box 8668, Edison, NJ 08818-8668). If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting box only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone o r through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.